UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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SM Energy Company
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2023 Proxy Statement

Notice of Annual Meeting of Stockholders May 25, 2023 Denver, Colorado

Dear Fellow SM Energy Stockholder,
On behalf of the Board of Directors, I am pleased to invite you to participate in SM Energy Company’s 2023 Annual Meeting of Stockholders. We will continue to host the annual meeting in a virtual format because it allows for expanded access, improved communications, and reduced costs to our stockholders as we minimize the impact to the environment.

Our Commitment to Sustainable Profitability

Throughout 2022, we were disciplined and focused in the pursuit of our key strategic objectives—optimizing cash flow, reducing absolute debt, and increasing the value of our inventory. Our unwavering commitment positioned us to achieve our 2022 objectives earlier than we expected, and, as a result, enabled us to initiate our return of capital program by beginning to repurchase our common stock and increasing our fixed dividend. We expect that these initiatives will create long term-value for stockholders.

Our strategic objectives are founded upon the goal of achieving sustainable profitability, which is rooted in premier operatorship of top tier assets that deliver long-term economic drilling inventory. In 2022, we grew our proved reserves by nine percent, generated $1.7 billion in net cash provided by operating activities despite the significant cost increases due to the current inflationary environment, and maintained our long-term drilling inventory through exploration and development programs in both the Midland Basin and South Texas.

We are proud of these accomplishments because they position us to deliver durable profitability and value to our stockholders.

We are Focused on ESG Initiatives and Disclosure of our Progress

At SM Energy, we are proud to support energy security by helping to meet global energy demand in an affordable, reliable and clean manner. We also understand the importance of participating in the effort to reduce emissions, and we embrace the fact that our future success hinges upon delivering energy in an environmentally responsible manner.

In 2022, we continued our strong environmental performance. We also enhanced our disclosure efforts, which included an updated Corporate Responsibility Report and completion of key reporting frameworks including the CDP Climate Change Questionnaire, the Task Force on Climate-related Financial Disclosures, and the Sustainability Accounting Standards Board. We conducted third-party scenario analysis, which considers climate change related risks and opportunities that we believe are integral to long-term sustainability, and incorporated the results into our disclosures. Additionally, we added quantitative ESG performance metrics into our short-term compensation program and maintained our existing quantitative ESG performance metrics in our long-term compensation program to help ensure that our incentives are well aligned with our ESG goals and standards. These metrics are detailed in the Compensation Discussion and Analysis in the accompanying Proxy Statement, and I encourage you to review these changes.

Board Composition and Risk Oversight

The members of our Board of Directors are your elected representatives, and we seek to advance your long-term interests. We pursue this commitment, in part, through regular Board refreshment and by maintaining a diverse and broadly inclusive Board membership, with five of eight director nominees gender or ethnically diverse. Our Board is sharply focused on oversight of the risks that are most relevant to our business, including cyber and climate-related risks, and I invite you to review the Risk Oversight section of our Corporate Governance disclosures in the accompanying Proxy Statement.

We Ask for Your Support

Our purpose is to make people’s lives better by responsibly producing energy supplies, contributing to domestic energy security and prosperity, and having a positive impact on the communities where we live and work. We value your input and the trust that you have placed in us through your continued investment in SM Energy. Your vote is important to us. We ask for your continued support as we seek to deliver sustainable profitability in a manner that places the safety and well-being of our employees and others above all, while recognizing our obligations as a good steward of the environment and the energy resources we produce.

Sincerely, William D. Sullivan Chairman of the Board

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To All Stockholders:
The 2023 Annual Meeting of Stockholders of SM Energy Company (the “Annual Meeting”) is to be conducted by live audio webcast on Thursday, May 25, 2023, at 3:30 p.m. Mountain Time. In order to attend the virtual Annual Meeting, stockholders must register at: http://www.viewproxy.com/sm-energy/2023/htype.asp.
The meeting is being convened to:
1.elect eight individuals to our Board of Directors to serve until the next annual meeting of our stockholders and until their respective successors are elected and qualified, or until their earlier resignation or removal;
2.hold an advisory vote to approve the compensation of our named executive officers;
3.hold an advisory vote on the frequency of advisory votes regarding the compensation of our named executive officers;
4.ratify the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2023;
5.approve an amendment to our Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation; and
6.transact such other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.
Our Board of Directors (the “Board”) is using this Proxy Statement to solicit proxies on our behalf for use at the Annual Meeting, and has fixed the close of business on April 3, 2023, as the record date (the “Record Date”) for determining stockholders entitled to receive notice of, to participate in, and to vote at the Annual Meeting and at any adjournment(s) or postponement(s) thereof. We are furnishing our proxy materials, including this Proxy Statement, a proxy card or voting instruction card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, to the majority of our stockholders via the Internet. Accordingly, on or about April __, 2023, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed by intermediaries to our stockholders as of the Record Date, containing instructions on how to access the proxy materials via the Internet or request proxy materials in printed form, and how to vote your shares.
You will be able to participate in the Annual Meeting from any location worldwide via live audio webcast, and electronically vote your shares and submit questions online. We have adopted this online format to expand access to the Annual Meeting, improve communications, and lower the cost to our stockholders, the Company and the environment. To participate in the virtual Annual Meeting, you must first register at http://www.viewproxy.com/sm-energy/2023/htype.asp by 11:59 p.m. (EDT) on May 24, 2023. You will need to enter your name, phone number, and email address, and you will then receive a meeting invitation by email containing your unique access link and password for joining the meeting. We recommend that you log in a few minutes before the Annual Meeting to ensure you are logged in when the meeting starts.
Participation in the Annual Meeting will be restricted to stockholders as of the Record Date who have registered by or before May 24, 2023, and our guests.
Your vote is important. Regardless of whether you plan to participate in the Annual Meeting, we encourage you to vote by using the internet instructions provided in the Notice or the proxy card. If the Proxy Statement and a proxy card are mailed to you, please complete, sign, date, and return the proxy card in the enclosed envelope as soon as possible. Thank you for your support for the recommendations of our Board of Directors.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2023. The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2023 Annual Meeting of Stockholders, and the Form 10-K for the fiscal year ended December 31, 2022, are available at http://www.viewproxy.com/sm-energy/2023

By Order of the Board of Directors,
Andrew T. Fiske
Deputy General Counsel and Corporate Secretary
Denver, Colorado
April __, 2023

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TABLE OF CONTENTS

PROXY STATEMENT SUMMARY	1	PROPOSAL 3—ADVISORY VOTE ON THE FREQUENCY OF
		EXECUTIVE COMPENSATION ADVISORY VOTES	58
CORPORATE GOVERNANCE	8
Overview	8	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Board and Committee Independence	8	AND MANAGEMENT	59
Board Leadership Structure	8	Common Stock	59
Corporate Responsibility, Stockholder Engagement and our		Section 16(a) Beneficial Ownership Reporting Compliance	60
Commitment to Sustainability	9	Restricted Stock Units and Performance Share Units	60
Human Capital	10
Board and Committee Meetings	10	REPORT OF THE AUDIT COMMITTEE	60
Committee Functions	11	Audit Committee Pre-Approval Policy and Procedures	61
Risk Oversight	12	2022 Annual Report	62
Director Nominations and Qualifications	13
Communications with our Board	15	INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	62

PROPOSAL 1—ELECTION OF DIRECTORS	16	PROPOSAL 4—RATIFICATION OF THE APPOINTMENT OF
Director Nominee Core Competencies and Composition Highlights	17	ERNST & YOUNG LLP AS OUR INDEPENDENT
Director Nominees	18	REGISTERED PUBLIC ACCOUNTING FIRM	63

INFORMATION ABOUT OUR EXECUTIVE OFFICERS	23	PROPOSAL 5—APPROVAL OF AMENDMENT TO OUR
		RESTATED CERTIFICATE OF INCORPORATION TO LIMIT
COMPENSATION DISCUSSION AND ANALYSIS	25	THE LIABILITY OF CERTAIN OFFICERS OF THE COMPANY
Section 1—Aligning Strategy with Stockholder Value Creation: Our		AS PERMITTED BY AMENDMENTS TO DELAWARE LAW	63
Compensation Philosophy and Objectives	25
Section 2—2022 Business Highlights and Initiation of our		CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	66
Capital Return Program	27	Policies and Procedures on Transactions with Related Persons	66
Section 3—Competitive Positioning: Selection and Purpose of		Transactions with Related Persons	66
Our Comparative Peer Group	28	Compensation Committee Interlocks and Insider Participation	66
Section 4—Primary Elements of 2022 Compensation and Executive
Executive Compensation Results	29	VOTING, ATTENDANCE, AND OTHER MATTERS	67
Section 5—Compensation Determination Process	37	Who Can Vote	67
Section 6—Other Compensation Matters	39	Quorum	67
Compensation Committee Report	41	How to Vote	67
		Differences Between Stockholders of Record and Street Name
EXECUTIVE COMPENSATION TABLES	43	Holders	68
Grants of Plan-Based Awards in 2022	44	Participating in the Virtual Annual Meeting	68
CEO Pay Ratio	45	Annual Meeting Webcast	68
Outstanding Equity Awards at 2022 Year-End	46	Submitting Questions at the Annual Meeting	68
2022 Stock Vested	47	If the Virtual Annual Meeting Experiences Technical Difficulties	68
Pension Benefits	47	Voting Requirements; Vote Treatment	69
Non-Qualified Deferred Compensation for 2022	48	Stockholders Sharing the Same Address	70
Potential Payments Upon Termination or Change of Control	48	Revoking a Proxy	70
Equity Compensation Plans	50	Payment of Proxy Solicitation Costs	70
Pay Versus Performance	51	Stockholder Proposals for the 2024 Annual Meeting
		of Stockholders	71
PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE		Other Available Information	71
COMPENSATION	54

DIRECTOR COMPENSATION	56
General	56
2022 Non-Employee Director Compensation	57

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PROXY STATEMENT SUMMARY
This Proxy Statement Summary highlights important information presented throughout this 2023 Proxy Statement (this “Proxy Statement”) and is intended to assist you in evaluating the matters to be voted on at the Annual Meeting. This summary does not contain all of the information you should consider, and we encourage you to read this Proxy Statement in its entirety, as well as our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”), prior to voting.
Annual Meeting Information

DATE & TIME	PLACE	RECORD DATE	VOTING
Thursday, May 25, 2023 3:30 p.m. Mountain Time	Via the Internet Stockholders must register at http://www.viewproxy.com/sm-energy/2023/htype.asp by 11:59 p.m. (EDT) on May 24, 2023	April 3, 2023	Stockholders of record at the close of business on the Record Date may vote their shares at the Annual Meeting

Proposals and Voting Recommendations

		Voting Recommendation	Page
Proposal 1:	Election of the eight directors named in this Proxy Statement.	FOR each nominee	16
Proposal 2:	Advisory vote to approve the executive compensation of our named executive officers.	FOR	54
Proposal 3:	Advisory vote to approve the frequency of advisory votes regarding the compensation of our named executive officers.	ONE YEAR	58
Proposal 4:	Ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2023.	FOR	63
Proposal 5:	Approval of amendment of our Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.	FOR	63
How to Vote Your Shares

ONLINE	CALL	MAIL

Vote online prior to or during the Annual Meeting per the instructions on your proxy or voting instruction card.	Vote by phone by calling the phone number on your proxy or voting instruction card.	If you have received a printed version of these proxy materials, vote by signing, dating, and returning your proxy card by mail.

We strongly encourage you to vote. For more information about voting your shares, see “Voting, Attendance, and Other Matters” contained in this Proxy Statement.

Our 2023 Director Nominees:

DIRECTOR INDEPENDENCE	DIRECTOR TENURE	DIRECTOR DIVERSITY
Seven of eight director nominees are independent.	Our director nominees provide an effective balance of fresh perspectives and experience.	Our Board is committed to maintaining an appropriately diverse and broadly inclusive membership, with five of eight director nominees gender or ethnically diverse.

* As of December 31, 2022; a full year of credit is given for the year in which the respective directors are appointed.	Including three female and two Hispanic nominees.

Business Highlights: Accomplishing our Goals and Returning Capital to our Stockholders
At the beginning of 2022, we established near-term goals to generate positive cash flows while strengthening our balance sheet through absolute debt reduction and improved leverage metrics, and to increase the value of our capital project inventory. We successfully executed our 2022 strategy in the following ways:
____________________________
All metrics given for the full year 2022 unless otherwise noted.
(1)    As of December 31, 2022.
We achieved our 2022 objectives earlier than we expected. As a result, beginning in September 2022, we implemented our return of capital program that authorized the repurchase of up to $500 million in aggregate value of our common stock through year-end 2024 (the “Stock Repurchase Program”) and an increased fixed annual dividend of $0.60 per share, to be paid in quarterly increments of $0.15 (the “Increased Dividend” and, collectively with the Stock Repurchase Program, the “Capital Return Program”). During 2022, pursuant to our Capital Return Program, we repurchased and subsequently retired 1,365,255 shares of our common stock for a total cost of $57.2 million, and paid dividends of $0.16 per share ($0.31 per share declared), which was an increase from $0.02 per share declared and paid in 2021. We believe that our Capital Return Program, which we intend to fund with cash flows from operations, will be sustainable and will create long-term value for our stockholders.
Executive Compensation Philosophy and Design
Our executive compensation program is designed to align executive pay with the Company's financial, operational and ESG performance, and to incentivize the creation of positive stockholder returns throughout industry cycles. Total compensation opportunities for our NEOs are weighted heavily toward variable, performance-based awards. The primary elements of our executive compensation program include a fixed base salary targeted at the median of our comparative peer group, an annual cash incentive opportunity linked to achievement of individual and corporate performance, and a long-term equity-based compensation opportunity allocated between restricted stock units (“RSUs”), vesting ratably over a three-year period, and performance share units (“PSUs”) tied to Company performance against our peer group or other established corporate goals over a three-year period. The following table depicts the components of our 2022 compensation program:

	Compensation Element	Duration	Description	Purpose
FIXED	Base Salary (cash)	Short-term (annual)	Fixed compensation based on position, experience, and expertise; generally targeted at median of peer group.	Attract and retain qualified employees; provide a level of fixed pay based on skills, competencies, experience, and individual performance.
AT-RISK	Annual Cash Bonus	Short-term (annual)	Annual cash incentive opportunity dependent upon individual and corporate performance in key financial, operational, and ESG-based metrics.
Drive superior annual performance; incentivize achievement of financial, operational, and ESG-based goals aligned with the Company’s annual business plan. Aligns payout with stockholder outcomes through modifiers that increase/decrease payout based on absolute total shareholder return (“TSR”) and adjusted free cash flow generation.

	Restricted Stock Units	Long-term (3-year)	Time-based restricted equity that vests ratably over a three-year period.	Promotes retention and stock ownership; incentivizes long-term sustainable value creation through stock price performance.
	Performance Share Units	Long-term (3-year)	Performance-based equity award based upon goals pertaining to adjusted free cash flow generation, absolute TSR, relative TSR, and ESG performance.
Incentivizes long-term sustainable value creation that is aligned with our strategic plan; requires a threshold level of performance to receive any payout under the adjusted free cash flow and ESG metrics.

Corporate Governance Highlights

Our Board believes that sound corporate governance principles foster the ethical behavior and integrity owed to all of our stakeholders. This table sets forth certain best practices we employ:

•Majority (62%) of the Board is comprised of diverse directors	•Meaningful director and executive stock ownership guidelines
•Annual elections of the entire unclassified Board	•Annual evaluations of the Board and each committee
•Independent Chairman	•Active and consistent stockholder engagement
•Director retirement policy in place and demonstrated commitment to Board refreshment	•Directors tender resignation subject to receiving majority vote of stockholders and Board acceptance
•Board committees composed entirely of independent directors	•Regular Board and committee oversight of ESG matters
•Independent directors routinely meet in executive sessions	•Regular Board and committee oversight of financial, risk management and cybersecurity matters
•Code of Business Conduct and Financial Code of Ethics regularly reviewed by the Board	•Robust director nominee selection process
•Board appropriately tenured to provide effective balance of fresh perspectives and experience	•Board and committee oversight of human capital management, including diversity, equity and inclusion, and career development and training

Stockholder Engagement and Responsiveness
Our Board remains committed to open engagement with our stockholders concerning our business strategy, executive compensation program, ESG initiatives, and other matters of importance. As part of this commitment, our Board and management team regularly engage with stockholders to solicit input, answer questions and ensure that our Board has the information required to understand and respond to our stockholders’ concerns. During 2022, our Board and management team continued this outreach commitment by directly contacting stockholders owning in aggregate approximately 60 percent of the Company’s shares. For more information about our efforts to engage with and receive feedback from our stockholders, please see “Corporate Responsibility, Stockholder Engagement and our Commitment to Sustainability” contained in this Proxy Statement.

Commitment to Our Core Values: A Culture of Corporate Responsibility, Sustainability and Integrity

Our strategy is to be a premier operator of top-tier oil and gas assets. Our purpose is to make people’s lives better by responsibly producing energy supplies, contributing to domestic energy security and prosperity, and having a positive impact on the communities where we live and work. Our near-term goals include returning value to stockholders through our Capital Return Program, and our long-term vision is to sustainably grow value for all of our stakeholders by maintaining and optimizing our high-quality asset portfolio, generating cash flows, and maintaining a strong balance sheet. Our culture values approaching our business with integrity and ethical behavior; prioritizing safety, health, and environmental stewardship; promoting the success of others and the team; understanding and communicating the reasons for our actions and how every employee contributes; operating in a highly collaborative manner that is open to new ideas and technologies; supporting the development of all team members; and supporting the communities where we live and work.

As part of our commitment to positively impact the communities where we live and work, we encourage and support charitable giving with our corporate match program. This graphic illustrates 2022 charitable giving by employees and the corresponding corporate match.

ESG and Human Capital Highlights
During 2022, we prioritized ESG stewardship initiatives by:
•updating our Corporate Responsibility Report and completing key frameworks, including the 2022 CDP Climate Change Questionnaire (the “CDP Questionnaire”), the Task Force on Climate-related Financial Disclosures (“TCFD”), and the Sustainability Accounting Standards Board metrics relevant to ESG stewardship for oil and gas exploration and production companies (the “SASB Metrics”);
•conducting a scenario analysis to consider climate change related risks and opportunities for long-term sustainable development; and
•advancing ESG awareness and improving our use of ESG technologies, including monitoring certain emissions data real-time, testing technologies to identify and reduce methane emissions, and implementing additional safety training.

Our Corporate Responsibility Report, SASB Metrics, responses to the CDP Questionnaire, and the TCFD are available on our website at www.sm-energy.com (information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this document).
We operate only in the United States. We have established procedures and controls designed to support our objective of remaining, at all times, in material compliance with applicable federal, state, and local laws and governmental regulations. We strive to comply with all applicable employment laws that prohibit unlawful discrimination, regulate wages and compensation, and ensure a safe workplace. On a quarterly basis, we require our executives and other key employees to certify compliance with all such matters, or to report any circumstances of known or perceived non-compliance. On an annual basis, we require every employee to acknowledge their understanding of, and compliance with, our Code of Business Conduct and Conflict of Interest Policy (the “Code of Business Conduct”), which sets forth the Company’s expectations regarding business conduct and ethical standards. Our Audit Committee oversees this process. We maintain an ethics and compliance hotline that allows any person to anonymously report any perceived violations of our Code of Business Conduct, ethical standards, or other compliance-related matters, and our General Counsel directs appropriate investigations and reports to our Audit Committee and senior management concerning all such matters.
We are committed to diversity at all levels of our organization and we strive to provide equal employment opportunities to all employees and job applicants. On an annual basis, we analyze our workforce demographics and review our practices for any indication of discrimination and to ensure pay equity. No discriminatory practices have been identified, and no evidence of discrimination or material pay inequity has been found. In 2021, our

Board of Directors adopted a Human Rights Policy memorializing the Company’s commitment to avoid causing or contributing to adverse human rights impacts.
The following charts present certain workforce metrics as of February 9, 2023:

Officer Gender Diversity (1)	Employee Gender Diversity

Employee Ethnic Diversity (2)
____________________________________________
(1)Includes officers at the level of Vice President and above.
(2)Ethnic diversity data is determined under guidelines set forth by the United States Equal Employment Opportunity Commission and includes employees in the following categories: American Indian or Alaska Native, Asian, Black or African American, Hispanic or Latino, or the combination of two or more races (not Hispanic or Latino).

CORPORATE GOVERNANCE

Overview
Our Board believes that sound corporate governance principles foster the ethical behavior and integrity owed to all of our stakeholders. The framework for our corporate governance principles is established by the charters for the committees of our Board, our Corporate Governance Guidelines, our Financial Code of Ethics and our Code of Business Conduct. Our Board adopted each of these policies and regularly reviews them for appropriate modifications based on evolving corporate governance developments. A complete copy of these documents is available on our website at www.sm-energy.com or in print, free of charge, to any stockholder who requests it by contacting our Corporate Secretary (information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this document).
Our Financial Code of Ethics establishes ethical standards and principles relating to certain financial compliance and disclosure matters and applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller, as well as persons performing similar functions, and other officers and employees identified by our Chief Financial Officer. The Financial Code of Ethics requires that any exception or waiver thereto be made only by the Audit Committee of our Board (the “Audit Committee”) as required by law, SEC rules and regulations, and New York Stock Exchange (“NYSE”) rules, and that it be disclosed on our website at www.sm-energy.com within two business days after such exception or waiver. To date, the Audit Committee has not granted any exception or waiver of our Financial Code of Ethics.
Board and Committee Independence
With the exception of Mr. Vogel, our Chief Executive Officer (sometimes referred to herein as “CEO”), our Board is comprised entirely of independent directors who meet the SEC and NYSE independence standards, each of whom has been determined by the Board to not have any material relationship with us other than as a director and stockholder. In reviewing and making its independence determination for each director nominee, our Board considered nominee disclosures concerning past employment, remuneration, and any other relationship with us, as well as the independence tests set forth in Section 303A.02 of the Corporate Governance Standards of the NYSE’s Listed Company Manual. The Audit Committee, the Compensation Committee of our Board (the “Compensation Committee”), and the Environmental, Social, and Governance Committee of our Board (the “ESG Committee”) are each comprised solely of independent directors under the applicable requirements of the NYSE and SEC.
Board Leadership Structure
Our Corporate Governance Guidelines require our Board to annually determine whether to keep the roles of CEO and Chairman of the Board separate, or whether to permit one person to serve in both capacities. Our ESG Committee annually evaluates our leadership structure and makes a recommendation to our Board. While recognizing that different leadership structures may be appropriate at different times and under different circumstances, based on the recommendation of the ESG Committee, our Board has, since 2007, determined that it is in the best interests of our stockholders to separate the roles of CEO and Chairman of the Board.
Under this structure, the Chairman of the Board is responsible for providing leadership to the Board, facilitating communications among the directors, setting the Board meeting agenda in consultation with our CEO, presiding at meetings and executive sessions of our Board meetings, and serving as a liaison between our management and directors, while allowing our CEO to focus on leading the Company.
Our Board is not classified, and all directors are elected annually by our stockholders. A number of our independent directors have served in senior management roles with other companies in the oil and gas industry or are currently serving or have served as directors of other public companies. The specific experiences, qualifications, attributes, and skills of each independent director that enable him or her to effectively serve on his or her respective Board committees are described in each director’s biographical information. We believe that the independent and experienced directors that make up our Board, the specific experiences and skills that they possess, and the overall leadership of the Board by the Chairman, effectively represent the interests of our stockholders and other stakeholders.
Mr. Sullivan has served as Chairman of the Board since 2009. Effective following the Annual Meeting, Mr. Sullivan intends to resign as Chairman, but continue his service as a Director of the Company. Upon Mr. Sullivan’s resignation, the Board intends to appoint Mr. Quintana as Mr. Sullivan’s successor, and Mr. Quintana has expressed his willingness to accept the role of Chairman of the Board.
Corporate Responsibility, Stockholder Engagement and our Commitment to Sustainability
At SM Energy, we recognize that our stockholders trust us to conduct business in a responsible and ethical manner designed to protect our employees, contractors and neighbors, and the lands on which we operate, while supporting the communities where we live and work. We recognize that operating in this industry is a privilege, and we take that responsibility seriously. We seek to minimize risk to our communities and promote social, environmental, human and economic benefits, while continuously striving to be a good steward of natural resources. We believe we have earned a reputation of conducing our business in a manner that exemplifies these goals, and we work hard to preserve our reputation.
Our Board is committed to maintaining an open dialogue with our stockholders regarding our business strategy, governance practices, executive compensation program, environmental and social initiatives, and other matters of importance. Representatives of our management team regularly engage with stockholders through conference attendance, telephone calls and one-on-one meetings, and we actively seek to align our ESG and compensation practices with the expectations of our stockholders. Feedback we receive through engagement and proxy voting has been an important reference point for discussion and decision-making on those topics.

The 2022 engagement process included reaching out to stockholders representing, in aggregate, approximately 60 percent of our shares outstanding as well as other stakeholders in our business. Feedback from stockholders positively acknowledged our sustainability disclosures, which included an updated Corporate Responsibility Report, completion of key frameworks including the CDP Questionnaire, TCFD, and SASB, as well as a letter from our CEO and Quick Reference Metrics and Performance Highlights. These documents are available on our website at www.sm-energy.com (information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this document). We incorporated the scenario analysis we conducted into these disclosures, which considers the climate change related risks and opportunities that we believe are relevant to our business for long-term sustainable operations. Our Corporate Responsibility Report presents our philosophy and approach to operating our business in a manner responsive to all of our stakeholders, while seeking to create stockholder value and responsibly operating our assets to protect the environment and the health and safety of our employees and contractors. Follow-up discussions during the engagement process focused on specifics of integrating ESG throughout the organization. To address these suggestions, during 2022, we took a number of actions to advance ESG awareness and improve our use of ESG related technologies, including: employing new technology to monitor certain emissions data real-time, testing multiple technologies to identify and reduce methane emissions, implementing additional safety training, and increasing career development training hours.

In addition, we met our quantitative ESG goals with respect to TRIR, GHG emissions and methane emissions and remain well on track to meet our three short to medium-term emissions reduction targets.

We regularly share and discuss stockholder feedback with our full Board. In addition to the ESG initiatives discussed above, we have continued to modify our executive compensation program to incorporate ESG metrics and further align executive pay outcomes with the interests of our stakeholders, as well as expand disclosure relating to our Board’s risk oversight processes. We would like to take this opportunity to thank our stockholders and other stakeholders for sharing their valuable feedback and recognizing our successful efforts to implement this feedback into our business strategy, governance practices, executive compensation programs, and sustainability focus.

Human Capital

Our Company culture, which seeks to recognize our employees as our most valuable asset, thrives on the strong relationships we have built with our employees and drives the manner in which we pursue our short-term and long-term goals, as well as our efforts to attract and retain talent.

Through our culture, we promote:

• integrity and ethical behavior in the conduct of our business;
• environmental, health, and safety priorities;
• prioritizing the success of others and the team;
• collaboration and openness to new ideas and technologies that serve business improvement;
• support for team members’ professional and personal development; and
• support for the communities where we live and work.

The core values of integrity and ethical behavior are the pillars of our culture, and all employees are responsible for upholding Company-wide standards and values. We have many long-standing policies designed to promote ethical conduct and integrity, which employees are required to read and acknowledge on an annual basis. The health and safety of our employees and contractors is our highest priority. We strive to achieve performance excellence in environmental, health, and safety management, and compensation of all employees is tied to annual environmental, health, and safety performance goals. Personal and professional development is an important part of our culture and is employee driven, manager facilitated, and organizationally supported.

Employees are routinely provided training opportunities to develop skills in leadership, safety, and technical acumen, which help strengthen our efforts to conduct business with high ethical standards. During 2022, many of our employees participated in three key leadership and talent development programs that included more than 5,800 hours of training, exclusive of safety and other specialized technical training. We measure employee engagement and satisfaction through periodic surveys, administered by an independent third-party vendor. We are proud of our many outstanding employees who invest their time, talents, and financial resources in their communities. Our charitable giving program includes a monetary match of our employees’ personal contributions to qualified organizations and up to 12 hours per employee of Company-granted time to volunteer in the communities where we live and work.

We strive to provide competitive, performance-based compensation and benefits to our employees, including market competitive pay, short-term and long-term incentive compensation plans, an employee stock purchase program, and various healthcare, retirement, and other benefit packages such as a hybrid work environment that is guided by each employee’s job function and responsibilities. Compensation for our executives and employees under our short-term and long-term incentive plans is determined based on individual performance and Company performance with respect to qualitative and quantitative metrics that include environmental, health, and safety measures. The Compensation Committee of our Board of Directors oversees our compensation programs and regularly modifies program design to incentivize achievement of our corporate strategy and the matters of importance to our stakeholders. Significant planning for succession of key personnel is performed each year, or more frequently as deemed necessary by management.

As of February 9, 2023, we had 539 full-time employees, none of whom were subject to a collective bargaining agreement. We are committed to diversity at all levels of our organization and we strive to provide equal employment opportunities to all employees and job applicants. On an annual basis, we analyze our workforce demographics and review our practices for any indication of discrimination and to ensure pay equity. No discriminatory practices have been identified, and no evidence of discrimination or pay inequity has been found. Additionally, we have established procedures and controls designed to support our objective of remaining, at all times, in material compliance with applicable federal, state, and local laws and governmental regulations.
Board and Committee Meetings
Our Board met eleven times during 2022. Our non-management directors routinely meet in executive session immediately after regularly scheduled meetings of the Board or as otherwise deemed necessary and met five times during 2022. No director attended less than 90 percent of the meetings of the Board, and the majority of our directors participated in 100 percent of our Board meetings. Further, no director attended less than 100 percent of the meetings for the Audit, Compensation, and ESG committees upon which such director served. It is our policy that each director is expected to attend each annual meeting of stockholders, and each director attended the 2022 Annual Meeting of Stockholders. The following tables identify the members of each committee as of March 1, 2023, as well as the number of meetings held in 2022:

Committee Functions

AUDIT COMMITTEE
Members:	Roles and Responsibilities:
Ramiro G. Peru (Chair)
Carla J. Bailo
Anita M. Powers

Meetings Held in 2022: 6

The Board has determined that each member of the Audit Committee is independent under the standards of independence established by SEC rules and regulations and the NYSE listing standards.

The Board has determined that all members of the Audit Committee are financially literate, and that Ms. Bailo and Mr. Peru are “audit committee financial experts” as defined by the SEC.

The Audit Committee assists our Board in fulfilling its responsibilities for oversight of our financial reporting and internal control processes.

Furthermore, the Audit Committee fulfills the following roles and responsibilities:
•sole responsibility for the engagement and discharge of our independent registered public accounting firm;
•reviews our quarterly and annual financial results;
•reviews the audit plan and the results of the audit with our independent auditors;
•reviews the independence of our auditors and approves the audit fees to be paid;
•assesses the scope and adequacy of our system of internal accounting controls; and
•reviews our financial risk management policies.

The Audit Committee also has oversight responsibility for our internal audit function, Financial Risk Management Committee, cybersecurity risk and business continuity functions, and any related party transactions.

Pursuant to the Audit Committee charter, members are prohibited from serving on more than three audit committees of public companies (one of which is ours), and no Audit Committee member currently serves on more than three such committees.

For more information see the “Report of the Audit Committee” contained in this Proxy Statement.

COMPENSATION COMMITTEE
Members:	Roles and Responsibilities:
Stephen R. Brand (Chair)
Anita M. Powers
Julio M. Quintana
Rose M. Robeson

Meetings Held in 2022: 11

The Board has determined that each member of the Compensation Committee is independent under the standards of independence established by SEC rules and regulations and the NYSE listing standards.

The Compensation Committee’s primary function is to establish and administer our compensation policies and oversee the administration of our employee benefit plans.

Furthermore, the Compensation Committee also approves and/or recommends to the Board:
•the compensation arrangements for our CEO, other members of senior management and our directors;
•compensation plans in which our officers and directors are eligible to participate; and
•the granting of equity-based compensation or other benefits under compensation plans.

The “Compensation Discussion and Analysis” section of this Proxy Statement describes these responsibilities and the manner in which they are discharged.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE COMMITTEE
Members:	Roles and Responsibilities:
Julio M. Quintana (Chair)
Carla J. Bailo
Stephen R. Brand
Rose M. Robeson

Meetings Held in 2022: 3

The Board has determined that each member of the Environmental, Social and Governance Committee is independent under the Standards of Independence established by SEC rules and regulations and the NYSE listing standards.

The ESG Committee’s primary functions are to:
•recommend individuals to be elected to the Board;
•evaluate and plan for management succession;
•review the structure and composition of all committees of the Board;
•oversee all of the Company’s corporate governance functions, including the Board and committee self-evaluation process; and
•oversee the development of and recommending ESG policies, programs and initiatives to the Board, including objective criteria for assessing the same.

Director Nominees: In identifying and recommending potential director nominees to the Board, the ESG Committee considers such factors as character, judgment, diversity, age, expertise, industry experience, length of service, independence, and other board commitments. Our Board and the ESG Committee believes that maintaining a balanced and diverse membership contributes to stronger board dynamics and culture.

Succession Planning: The ESG Committee is committed to ensuring that an effective process is in place to provide continuity of executive leadership into the future and oversees succession planning for the Company’s CEO and other executive officers.

ESG Oversight: The ESG Committee is charged with overseeing and assessing the effectiveness of the Company's ESG initiatives and overseeing and assessing relevant, potential risks, as well as monitoring, responding to, and making recommendations to the Board regarding ESG-related trends, emerging issues, and stockholder proposals.

Board and Committee Evaluations: Under the direction of the ESG Committee, our Board and each of its committees (other than the Executive Committee) annually evaluates its performance using a written questionnaire, which is subject to annual review for changes in best practices and relevance.

Executive Committee
The Executive Committee of our Board (the “Executive Committee”) has the authority to act on behalf of our Board when our Board is unable to meet, and it may act with respect to limited matters as to which it has been authorized to act by the Board, provided that such matters are not in conflict with our Restated Certificate of Incorporation, our Amended and Restated By-Laws (our “By-Laws”), applicable laws, regulations or rules, or the listing standards of the NYSE. The Executive Committee did not meet in 2022.
There are no arrangements or understandings between any director and any other person pursuant to which a director was or is to be elected.
Risk Oversight
While our Board oversees our risk management processes, with particular focus on the most significant risks we face, management is responsible for day-to-day risk management. Additionally, the Board has delegated oversight of certain risks to its committees with relevant subject matter expertise, as described below. We believe this division of responsibilities is the most effective approach for evaluating and addressing the risks we face, and that our current Board leadership structure, with Mr. Sullivan serving as the Chairman of our Board and Mr. Vogel serving as our CEO, supports this approach by facilitating communication between management and our Board regarding risk management processes. We also believe that this design places our Board in a better position to evaluate the performance of management, more efficiently facilitates communication of the views of the independent directors, and contributes to effective corporate governance.
We have an Enterprise Risk Management Committee (the “ERM Committee”) comprised of our CEO, Executive Vice President and Chief Financial Officer, Senior Vice President and General Counsel, Vice President—Operations Support, Assistant Treasurer, and Senior Director—Cybersecurity, Risk & Business Continuity, and such other employees appointed from time to time by our CEO. This committee meets regularly to discuss and, as necessary, update our enterprise risk management process and plan (the “ERM Plan”), utilizing the Committee of Sponsoring Organizations of the Treadway Commission’s Enterprise Risk Management framework, and incorporating information gathered during our business strategy sessions and interviews with officers. The ERM Committee regularly considers and evaluates ESG-related risks and mitigation strategies, among others. The ERM Committee keeps minutes of its meetings and regularly reports its activities to our Board. We document risk monitoring and mitigation steps for the material risks identified based upon projected likelihood and impact of any occurrence of the particular risk. We review the ERM Plan with our Board annually.
We also have a Financial Risk Management Committee (the “FRM Committee”) comprised of our CEO, Executive Vice President and Chief Financial Officer, Senior Vice President—Exploration, Development and EHS, and Vice President—Marketing, and such other employees appointed from time to time by our CEO. The FRM Committee meets quarterly, and more frequently as necessary, to discuss our interest rate and commodity hedging activities and, as appropriate, to approve additional hedges or other changes to our hedging program. The FRM Committee keeps minutes of its meetings and regularly reports its activities to the Audit Committee.
The Audit Committee provides significant assistance to our Board in the oversight of our financial risk management and internal control processes. The Audit Committee reviews and discusses with management our risk assessment and risk management guidelines and policies with respect to our significant financial risk exposures, and the steps management has taken to monitor, control, mitigate, and report those exposures. These reviews and discussions include review and approval of our commodity price hedging policy, interest rate risk management, and our insurance programs, as appropriate. In addition, our internal auditors, who report directly to the Audit Committee with respect to internal audit matters, provide the Audit Committee and management with ongoing assessments of our risk management processes and activities. The Audit Committee also has oversight responsibility for the integrity of our financial statements and financial reporting processes and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements. The Audit Committee also receives a quarterly cybersecurity report and update from management, discusses any relevant issues related thereto, and generally oversees and contributes to our Board’s understanding of information technology and cybersecurity risks, among others that may be relevant at any given time. Upon the recommendation of the Audit Committee, the Company has taken a preventative approach with respect to cybersecurity threats by building a resilient cybersecurity culture through training and other forms of awareness for our employees, and by creating and testing various response plans to hypothetical cybersecurity attacks to quickly assess and respond to potential and actual threats.
The Compensation Committee and its compensation consultants annually review our compensation programs to ensure that they do not encourage excessive risk-taking. The ESG Committee regularly reviews and oversees the Company’s initiatives regarding ESG-related risks applicable to the Company and its stakeholders, including environmental, climate, health, safety, social and public policy matters. The Audit Committee, Compensation Committee, and ESG Committee report regularly to the Board on their respective risk management oversight activities.
Director Nominations and Qualifications
Our Corporate Governance Guidelines and the charter of the ESG Committee provide that the ESG Committee is responsible for identifying and recommending director nominees to our Board. The ESG Committee selects nominees based on a variety of factors, including the nominee’s character, judgment, diversity, age, expertise, industry experience, length of service, independence, and other board commitments. As set forth in the director qualification standards included in our Corporate Governance Guidelines and reflected in the discussion below, it is our objective that our Board collectively possess broad and relevant experience in high-level business policymaking and a commitment to represent the long-term interests of our stockholders. These standards also provide that each director should have experience in positions of responsibility and leadership, an understanding of our business environment, and a reputation for integrity. In addition, our Corporate Governance Guidelines provide that a director who retires or experiences a significant change in his or her professional or business responsibilities, including a change in his or her principal occupation, position or business affiliation, should, if requested by the ESG Committee, be prepared to offer his or her resignation from our Board. Upon tender of a resignation, the ESG Committee and our Board may review the continued appropriateness of Board membership under the circumstances. In accordance with our Corporate Governance Guidelines, each director has signed and delivered to our Board a resignation letter that is contingent upon (a) his or her failure to receive, in accordance with our By-Laws, the affirmative vote of the holders of a majority of the shares of capital stock present in person or by proxy in an election of directors at the 2023 Annual Meeting of Stockholders; and (b) acceptance of his or her resignation by our Board in accordance with the policies and procedures adopted by our Board for such purpose.
Under the framework of our Corporate Governance Guidelines, the ESG Committee evaluates each potential nominee individually and in the context of our Board as a whole. The objective is to recommend individuals and a group that will effectively contribute to our long-term success and represent the interests of all of our stockholders and other stakeholders. In determining whether to recommend a director for reelection, the ESG Committee also considers the director’s past attendance at meetings and participation in and contributions to Board and committee activities. When seeking new director candidates, the ESG Committee routinely engages consultants and considers suggestions from incumbent directors, management, and our stockholders. The ESG Committee screens all potential candidates in the same manner regardless of the source of the recommendation.
The ESG Committee believes that our Board should reflect diversity in its broadest sense and the charter of the ESG Committee provides that, in addition to the other factors discussed above, the ESG Committee shall consider diversity in identifying individuals qualified to become Board members. In considering diversity, the ESG Committee considers our Board as a whole, without reference to specific representative directors, with the overall objective of having a group of directors that includes diverse viewpoints, that can work in a collaborative and effective manner, and that can best contribute to our long-term success. The ESG Committee believes that current Board members and director nominees reflect our commitment to diversity. Following the 2023 Annual Meeting, assuming all eight of the current nominees are elected to our Board, we will have two Hispanic directors, who have served since 2006 and 2014, respectively, and three female directors, who have served since 2014, 2018, and 2021, respectively.
In addition to the considerations discussed above, our Board understands that director tenure and refreshment are important to our stockholders and should be regularly evaluated in establishing an effective and well-functioning Board. In furtherance of this objective, our Corporate Governance Guidelines require the ESG Committee to discuss annually with any director who has reached the age of 72, his or her interest in continuing to serve as a director, and his or her contributions to our Board. With respect to each director who has reached the age of 72, following such discussion, the ESG Committee shall make a recommendation to our Board as to whether it is appropriate for such director to stand for reelection. Our Board determines annually, by a majority-plus-one vote, whether to nominate such person for reelection. Further, our Corporate Governance Guidelines provide that each independent director must retire in conjunction with the annual meeting of stockholders following his or her 75th birthday, unless our Board unanimously waives this requirement based on a determination that it is in the best interests of our stockholders for such person to be nominated for reelection.
In light of increased demands on public company directors and the desire for new and diverse independent director candidates in order to regularly refresh the Board as a whole, the ESG Committee understands the importance of a comprehensive director onboarding process. Under the direction of our General Counsel, with the oversight of, and in consultation with, the Chair of the ESG Committee, new directors receive wide-ranging exposure to the various aspects of our business and Company, as well as a detailed overview of the Company’s policies and governance practices. New director onboarding is tailored to the specific qualifications and experience of the applicable director in order to allow him or her to meaningfully contribute to the work of our Board from the beginning of such director’s term.
The ESG Committee will consider stockholder recommendations for candidates for our Board. All stockholder recommendations must comply with the notice requirements contained in Section 4 of our By-Laws. We will furnish a copy of our By-Laws, without charge, to any person who requests a copy of same. Requests for copies should be directed to our Corporate Secretary. For additional information about stockholder nominations, including nominations for the 2024 Annual Meeting of Stockholders, see “Stockholder Proposals for the 2024 Annual Meeting of Stockholders.” No stockholder director nominations were received in connection with the 2023 Annual Meeting.

Communications with Our Board
Our Board welcomes questions or comments about our Company. Interested parties may contact our Board as a whole, only the non-management directors, or any one or more specified individual directors, by sending a letter to the intended recipients’ attention in care of SM Energy Company, Attn: Corporate Secretary, 1700 Lincoln St., Suite 3200, Denver, CO 80203. All stockholder and other stakeholder communications will be provided to the named addressee or, if none named, to the Chair of the ESG Committee, who will facilitate the review of such communications. For additional information, see “Corporate Responsibility, Stakeholder Engagement and our Commitment to Sustainability” below.

PROPOSAL 1—ELECTION OF DIRECTORS
Our Board of Directors is unclassified, and directors serve one-year terms until the next annual meeting of stockholders and until their respective successors are elected and qualified, or until their earlier resignation or removal. Based on the recommendations of the ESG Committee, our Board has nominated the following individuals for election as directors at the Annual Meeting:

Carla J. Bailo	Julio M. Quintana
Stephen R. Brand	Rose M. Robeson
Ramiro G. Peru	William D. Sullivan
Anita M. Powers	Herbert S. Vogel
Each nominee is currently a director and all nominees were previously elected to our Board by our stockholders. Each nominee has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve if elected. Although our Board does not contemplate that any of the nominees will be unable to serve, if a nominee becomes unable to serve prior to the Annual Meeting, the proxy holders will vote for the election of such other person(s) as may be nominated by our Board.

☑	Our Board recommends voting “FOR” the election of each nominee listed above.

Director Nominee Core Competencies and Composition Highlights

DIRECTOR INDEPENDENCE	DIRECTOR TENURE	DIRECTOR DIVERSITY
Seven of eight director nominees are independent.	Our director nominees provide an effective balance of fresh perspectives and experience.	Our Board is committed to maintaining an appropriately diverse and broadly inclusive membership, with five of eight director nominees gender or ethnically diverse.

* As of December 31, 2022; a full year of credit is given for the year in which the respective directors are appointed.	Including three female and two Hispanic nominees.
As discussed above, the ESG Committee utilizes the framework of our Corporate Governance Guidelines to select nominees based on their skills, achievements, and experience, and believes that each nominee should have experience in positions of responsibility and leadership. The overall objective is to identify a group of directors who can best contribute to our long-term success. All nominees discussed below are seasoned leaders who bring to our Board a vast array of oil and gas industry, public and private company, and other business experience, all at the senior executive officer level, and who meet the director qualification standards set forth in our Corporate Governance Guidelines. In addition, the nominees, whose experiences cover various aspects of the energy industry, represent diverse backgrounds, skill sets, and viewpoints, with a blend of historical and newer perspectives on our Company, and have a demonstrated ability to work collaboratively with open and candid discussion.
Set forth below for each director nominee is a summary of such director’s specific experiences, qualifications, attributes and skills, as well as biographical information, including his or her principal occupation, business experience, and public company directorships held during the last five years. There are no family relationships between any of our directors and any executive officer. Among other attributes, as a group, the nominees possess a wide breadth of skills and experience in:

•business development	•executive leadership	•operations management
•corporate governance	•finance, capital management and	•public policy
•ESG and human capital	accounting	•risk management
management matters	•the oil, gas, and natural gas liquids	•regulatory and governmental affairs
•executive compensation	exploration and production industry	•strategic planning and project management

These skills, when coupled with those highlighted below, led the ESG Committee and our Board to conclude that these individuals should continue to serve as our directors at this time in light of our business, structure, long-term strategy, and the overall energy industry environment. In addition to the foregoing, these nominees also have specific experience in certain areas we believe are particularly relevant to us in our industry at this time, as highlighted in the following table:

	Bailo	Brand	Peru	Powers	Quintana	Robeson	Sullivan	Vogel
Geology & Exploration		●		●			●	●
Enterprise Risk Management and Hedging	●		●		●	●	●	●
Cybersecurity, Data Analytics and Technology	●	●	●	●	●	●		●

Director Nominees

Business Experience
•President and Chief Executive Officer (2014 – present), ECOS Consulting LLC, an energy efficiency solutions provider
•Chief Executive Officer, Center for Automotive Research (2017 – 2022), a non-profit think tank that provides leading edge research to promote the sustainability of the automotive and mobility industry
•Assistant Vice President of Mobility Research and Business Development (2015 – 2017), a division of the Ohio State University, College of Engineering
•Senior Vice President, R&D Americas (2011 – 2014), Nissan North America, Inc.
•Held a variety of technical and managerial positions with Nissan Motor Company Limited (1988 – 2011), a global automobile manufacturer
•Started her career in 1978 at General Motors Company, a global automobile manufacturer, and held positions of increasing responsibility, ultimately serving as Engineer, Vehicle Test, General Motors Truck & Bus until 1988

Key Attributes, Experience and Skills
•Executive Leadership Experience gained over her 35 years in the automotive industry while serving in senior roles at Nissan and leading the Center for Automotive Research and ECOS Consulting, which allows her to bring to our Board a diverse technical and executive leadership background, including a unique perspective on the future of transportation fuels
•Finance, Capital Management and Accounting Expertise
•Human Resources Management Experience and Expertise
•Corporate Governance Experience gained from her service on other public company boards including Advance Auto Parts and Eve Mobility Acquisition Corp.
•Enterprise Risk Management and Hedging Experience
•Cybersecurity, Data Analytics and Technology Experience

Education
•BS, Mechanical Engineering, Kettering University
•MS, Mechanical Engineering, University of Michigan

Other Public Company Boards
•Advance Auto Parts (NYSE: AAP) (2020 – present), a leading automotive aftermarket parts provider
•Vesuvius plc (LSE: VSVS) (2023 - present), a global leader in metal flow engineering
•Eve Mobility Acquisition Corp. (NYSE: EVE) (2021 – present), a blank check company targeting the acquisition of a business operating in the automotive and mobility industry

Carla J. Bailo
Director since 2018
Member, Audit and ESG Committees
Number of other public company boards: Three
Age: 62

Business Experience
•Advisory Board, OmniEarth (2014 – 2018), which provides advanced analytics of earth imaging and offers a unique solution as a service platform to assess and manage data that can be used in a predictive role
•Director, GeoScale (2014 – 2017), a privately held firm that provides advanced technology solutions and services to the E&P sector for solving subsurface problems in complex geologic formations
•Senior Executive Advisor, Welltec A/S (2011 – 2016), a privately held Danish corporation that develops and provides well technology and related services for the oil and gas industry
•Senior Vice President, Technology (R&D) (2007 - 2010), Vice President, Exploration and Business Development (2005 – 2007) ConocoPhillips (NYSE: COP), a multinational/integrated energy company
•Started his career in 1976 as a geologist with Phillips Petroleum Company and thereafter served in various roles of increasing responsibility with Phillips Petroleum and its successor, ConocoPhillips, including serving as President, Canada and President, Australasia

Key Attributes, Experience and Skills
•Oil, Gas, and Natural Gas Liquids Exploration and Production Industry Experience, Business Development Expertise, Strategic Planning and Project Management Experience, and Geology & Exploration Expertise gained during his more than 44 years in the energy industry, including extensive experience in the development of exploration and development programs, project management, and in strategic planning and research programs for upstream, downstream, and “new” stream technologies
•Human Resources Management Expertise and Experience
•Cybersecurity, Data Analytics and Technology

Education
• BA, Geology, University of Minnesota, Duluth
• MS, Geology, Purdue University
• PhD, Geology/Earth Sciences, Purdue University

Other Public Company Boards
• None

Stephen R. Brand
Director since 2011
Member, Compensation (Chair) and ESG Committees
Number of other public company boards: None
Age: 73

Business Experience
•Spent nearly 28 years at Phelps Dodge Corporation, a North America mining company, where he held various finance and accounting positions of increasing responsibility, including Executive Vice President and Chief Financial Officer (2004 - 2007) and Senior Vice President and Chief Financial Officer (1999 - 2004)

Key Attributes, Experience and Skills
•Executive Leadership Experience, Enterprise Risk Management and Hedging Experience, and Finance, Capital Management and Accounting Expertise acquired while serving in senior leadership positions with responsibility for the oversight of all financial operations including during his almost decade as CFO at Phelps Dodge and his public company audit committee experience
•Corporate Governance Experience obtained through his board service with Elevance Health and UNS Energy Corporation
•Cybersecurity, Data Analytics and Technology

Education
•BS, University of Arizona

Other Public Company Boards
•Elevance Health Inc., fka Anthem, Inc. (NYSE: ELV) (2004 – present), a provider of health plans and other healthcare related solutions
•UNS Energy Corporation (2007 – present), a provider of natural gas and electric service in Arizona and subsidiary of Fortis, Inc. (NYSE: FTS)

Ramiro G. Peru
Director since 2014
Member, Audit Committee (Chair)
Number of other public company boards: Two
Age: 67

Business Experience
•Spent more than 35 years at Occidental Petroleum Corporation (NYSE: OXY), an international energy company now operating under the name Oxy, serving in various exploration and geological roles across the globe with increasing responsibility and most recently served as Executive Vice President of Worldwide Exploration of Occidental Oil and Gas Corporation and Vice President of Occidental Petroleum (2007 – 2016)

Key Attributes, Experience and Skills
•Oil, Gas, and Natural Gas Liquids Exploration and Production Industry Experience, Strategic Planning and Project Management Expertise and Geology & Exploration Expertise gained during her more than 42 years in various aspects of the oil and gas exploration and production industry, which resulted in the development of strong experience in the Permian Basin and a deep understanding of geology and project management
•Finance, Capital Management and Accounting Expertise and Risk Management Experience
•Cybersecurity, Data Analytics and Technology

Education
•BS, Geology, Texas A&M University

Other Public Company Boards
•EQT Corporation (NYSE: EQT) (2018 – present), a leading independent natural gas producer
•California Resources Corporation (NYSE: CRC) (2017 – 2020), a leading producer of oil and natural gas focused exclusively on California

Anita M. Powers
Director since 2021
Member, Audit and Compensation Committees
Number of other public company boards: One
Age: 67

Business Experience
•President and Chief Executive Officer (2005 – 2015), Executive Vice President and Chief Operating Officer (2004 – 2005), Tesco Corporation (NASDAQ: TESO), an oilfield services company
•Held various executive roles, including Vice President Integrated Project Management and Vice President of Marketing for the Americas Schlumberger Corporation (1999 – 2004), global technology company driving energy innovation now operating as SLB
•Spent nearly 20 years, in various operational and managerial roles, Unocal Corporation, an integrated E&P company

Key Attributes, Experience and Skills
•Executive Leadership Experience, Enterprise Risk Management and Hedging Experience, Oil, Gas, and Natural Gas Liquids Exploration and Production Industry Experience and Operations Management Expertise gained during his more than 41 years holding roles in various aspects of the oil and gas exploration and production industry, including President and Chief Executive Officer and Executive Vice President and Chief Operating Officer of Tesco Corporation and Vice President of Integrated Project Management of Schlumberger, where he developed strong experience in upstream operations and a deep understanding of drilling and asset management technologies
•Executive Compensation and Human Resources Management Expertise and Experience acquired during his participation in compensation, benefits and related decisions in senior executive, public company roles
•Corporate Governance Experience obtained during his service on other public company boards
•Cybersecurity, Data Analytics and Technology

Education
•BS, Mechanical Engineering, The University of Southern California

Other Public Company Boards
•California Resources Corporation (NYSE: CRC) (2020 – present), a leading producer of oil and natural gas focused exclusively on California
•Newmont Mining Company (NYSE: NEM) (2015 – present), the world’s leading gold company and a producer of copper, silver, zinc and lead
•Basic Energy Services (NYSE: BAS) (2016 – 2021), provider of well site services to oil and gas companies
•Tesco Corporation (NASDAQ: TESO) (2004 – 2015)

Julio M. Quintana
Director since 2006
Member, ESG (Chair) and Compensation Committees
Number of other public company boards: Two
Age: 63

Business Experience
•Senior Vice President and Chief Financial Officer (2012 – 2014), Group Vice President and Chief Financial Officer (2002 – 2012), Vice President and Treasurer (2000 – 2002), DCP Midstream GP, LLC, the General Partner of DCP Midstream, LP (formerly DCP Midstream Partners, LP), a Fortune 500 midstream natural gas company
•Vice President & Treasurer (1996 – 2000), Kinder Morgan, Inc. (formerly KN Energy, Inc.), one of the largest energy infrastructure companies in North America

Key Attributes, Experience and Skills
•Oil, Gas, and Natural Gas Liquids Exploration and Production Industry Experience gained during her more than 35 years in various aspects of the oil and gas industry, including exploration and production, midstream, refining, and marketing
•Executive Leadership Experience, Enterprise Risk Management and Hedging Experience, and Finance, Capital Management and Accounting Expertise acquired while serving in senior leadership positions with responsibility for the oversight of all financial operations including her more than a decade as CFO at DCP Midstream
•Corporate Governance Experience obtained through her service on other public company boards
•Cybersecurity, Data Analytics and Technology

Education
•BS, Accounting, Northwest Missouri State University

Other Public Company Boards
•The Williams Companies, Inc. (NYSE: WMB) (2020 – present), an owner and operator of energy infrastructure delivering natural gas
•Antero Midstream Corporation (NYSE: AM) (2019 – 2022), an Appalachian Basin midstream company
•AMGP GP LLC, the general partner of Antero Midstream GP, LP (NYSE: AMGP) (2017 - 2019)
•Newpark Resources, Inc. (NYSE:NR) (2018 – present), a leading provider of sustainable technologies and services across the energy industry
•American Midstream GP, LLC, the general partner of American Midstream Partners, LP (NYSE: AMID) (2014 – 2016)
•Tesco Corporation (NASDAQ: TESO) (2015 – 2017)

Rose M. Robeson
Director since 2014
Member, Compensation, ESG and Executive Committees
Number of other public company boards: Two
Age: 62

Business Experience
•Spent more than 20 years holding positions of increasing responsibility including Executive Vice President, Exploration and Production (2001 – 2003), Vice President, Operations—International, Gulf of Mexico, and Alaska (2001), Vice President—International Operations (1998 – 2000), Vice President—Algeria (1995 – 1998), Vice President—U.S. Onshore Operations (1993 – 1995) at Anadarko Petroleum Corporation, a large independent oil and natural gas exploration and production company

Key Attributes, Experience and Skills
•Oil, Gas, and Natural Gas Liquids Exploration and Production Industry Experience, Enterprise Risk Management and Hedging Experience, and Geology & Exploration Expertise gained over his 42 years of strong and broad experience in the oil and gas industry, with particular expertise in the exploration and production sector of the industry, where he served as a senior executive, which enables him to contribute significant independent insights on our business and operations, and the economic environment and long-term strategic issues that we face
•Corporate Governance Experience obtained while serving on the boards of other companies

Education
•BS, Mechanical Engineering, Texas A&M University

Other Public Company Boards
•Tetra Technologies, Inc. (NYSE: TTI) (2007 – 2022) Chairman (2015 – 2022), a solutions provider to the upstream energy industry for completion fluids and water management,
•CSI Compressco Partners GP, Inc., the general partner of CSI Compressco, L.P. (NASDAQ: CCLP) (2011 - 2021), a publicly traded limited partnership providing wellhead compression-based production enhancement services. CSI Compressco GP, Inc. was a minority-owned subsidiary of Tetra Technologies, Inc. until January 2021.
•Legacy Reserves GP, LLC, which is the general partner of Legacy Reserves LP (NASDAQ: LGCY) (2006 – 2018), a limited partnership focused on the acquisition and development of producing oil and natural gas properties
•Targa Resources GP LLC, which is the general partner of Targa Resources Partners LP (NYSE: NGLS) (2007 - 2015), a midstream natural gas limited partnership engaged in the business of gathering, compressing, treating, processing, and selling natural gas, and fractionating and selling natural gas liquids (“NGLs”) and NGL products

William D. Sullivan
Director since 2004
Chairman of the Board of Directors Member, Executive Committee (Chair)
Number of other public company boards: None
Age: 66

Business Experience
•Chief Executive Officer (November 2020 – present), President (July 2020 – present), Chief Operating Officer (2019 – November 2020), Executive Vice President (2019 – July 2020), Executive Vice President—Operations (2014 – 2019), Senior Vice President—Portfolio Development and Technical Services (2012 – 2014), SM Energy
•Worked for 28 years at BP and ARCO, integrated energy businesses, where he held positions including most recently President of BP Energy Co. and Regional Business Unit Leader of North American Gas & Power (2010 – 2012), COO-NGL, Power & Financial Products (2009 – 2010), Managing Director Gas Europe & Africa, and Sr. VP of the Tangguh LNG Project. Started his career as a reservoir engineer with ARCO Alaska, Inc., and progressed through a series of positions of increasing responsibility in engineering, operations management, new ventures development, and business unit management at ARCO and then BP, when it acquired ARCO in 2000.

Key Attributes, Experience and Skills
•Executive Leadership Experience, Operations Management Expertise and Enterprise Risk Management and Hedging Experience acquired while serving as CEO and COO at the Company and in senior leadership roles at BP including LNG and gas marketing and trading in London, Madrid, and Houston, and E&P in Indonesia and at ARCO in Indonesia, the Permian Basin and Alaska; all of which are critical to our success as we execute our business plan following our strategic transformation to a Company operating top tier assets
•Oil, Gas, and Natural Gas Liquids Exploration and Production Industry Experience and Geology & Exploration Expertise gained during his more than 38 years in the oil and gas industry
•Cybersecurity, Data Analytics and Technology gained during his more than 38 years in the oil and gas industry

Education
•BS, Mechanical Engineering, University of Colorado Boulder
•MSE, Mechanical Engineering, The University of Texas at Austin

Other Public Company Boards
•None

Herbert S. Vogel
Director since 2020
Member, Executive Committee
Number of other public company boards: None
Age: 62

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following table sets forth the names, ages (as of April 3, 2023) and positions of SM Energy’s executive officers:

Name	Age	Position
Herbert S. Vogel	62	President, Chief Executive Officer and Director
A. Wade Pursell	58	Executive Vice President and Chief Financial Officer
Kenneth J. Knott	58	Senior Vice President—Business Development and Land
James B. Lebeck	42	Senior Vice President and General Counsel
Mary Ellen Lutey	52	Senior Vice President—Exploration, Development and EHS
Patrick A. Lytle	42	Vice President—Chief Accounting Officer and Controller
David J. Whitcomb	60	Vice President—Marketing
Herbert S. Vogel. Mr. Vogel was appointed President and Chief Executive Officer of the Company in November 2020. Mr. Vogel previously served as the President and Chief Operating Officer of the Company since July 2020, as Executive Vice President and Chief Operating Officer of the Company since May 2019, and Executive Vice President—Operations of the Company since August 2014. Mr. Vogel joined the Company in March 2012 as Senior Vice President—Portfolio Development and Technical Services, and has over 38 years of experience in the oil and gas industry. He joined the Company after his retirement from BP, where he most recently served as the President of BP Energy Co. and Regional Business Unit Leader of North American Gas & Power. His previous roles included COO-NGL, Power & Financial Products in Houston, Managing Director Gas Europe & Africa in London, and Sr. VP of the Tangguh LNG Project in Indonesia. Mr. Vogel started his career as a reservoir engineer with ARCO Alaska, Inc., and progressed through a series of positions of increasing responsibility in engineering, operations management, new ventures development, and business unit management at ARCO and BP.
A. Wade Pursell. Mr. Pursell joined the Company in September 2008 as Executive Vice President and Chief Financial Officer. Mr. Pursell was Executive Vice President and Chief Financial Officer for Helix Energy Solutions Group, Inc., a global provider of life-of-field services and development solutions to offshore energy producers and an oil and gas producer, from February 2007 to September 2008. From October 2000 to February 2007, he was Senior Vice President and Chief Financial Officer of Helix. He joined Helix in May 1997, as Vice President—Finance and Chief Accounting Officer. From 1988 through May 1997, Mr. Pursell was with Arthur Andersen LLP, serving lastly as an Experienced Manager specializing in the offshore services industry. Mr. Pursell has over 35 years of experience in the energy industry.
Kenneth J. Knott. Mr. Knott was appointed Senior Vice President—Business Development and Land in August 2014. He was appointed Vice President Land and Assistant Secretary in October 2012 and was appointed Vice President of Business Development & Land and Assistant Secretary in August 2008. Mr. Knott joined the Company in November 2000 as Senior Landman for the Gulf Coast region in Lafayette, Louisiana, and later assumed the position of Gulf Coast Regional Land Manager when the office was moved to Houston in March 2004.
James B. Lebeck. Mr. Lebeck rejoined the Company in January 2023 as Senior Vice President and General Counsel. Mr. Lebeck has more than 14 years of experience in the energy industry. Prior to rejoining the Company, Mr. Lebeck was Vice President and Chief Legal Officer of Encino Energy from 2018 to 2023. From 2011 until 2018, Mr. Lebeck served in roles of increasing responsibility at the Company, ultimately serving as Deputy General Counsel. Prior to 2011, he practiced law at Davis Graham & Stubbs in Denver and Vinson & Elkins in Houston and clerked for the U.S. Court of Appeals for the Tenth Circuit in Denver.
Mary Ellen Lutey. Ms. Lutey was appointed Senior Vice President—Exploration, Development and EHS in November 2020. Ms. Lutey has held various positions of increasing responsibility since first joining the Company in 2008. Most recently, she served as Senior Vice President—Development and EHS starting in December 2019. Prior to that, starting in May 2015, she was appointed Senior Vice President and Regional

Manager for the South Texas and Gulf Coast business unit responsible for engineering, geoscience, operations, resource development and EHS. From December 2012 to May 2015, she served as Vice President and Regional Manager for the Company’s Mid-Continent business unit. She joined SM Energy in June 2008 as North Rockies Asset Manager. Ms. Lutey has over 30 years of technical, operating and leadership experience in the energy industry. Before joining SM Energy, Ms. Lutey worked for Chesapeake Energy and ConocoPhillips and its predecessor companies. From 1994 to 2006, she worked for Burlington Resources in numerous technical and leadership positions with responsibility in engineering, geoscience, business development, strategic planning, and resource development in the United States and Canada.
Patrick A. Lytle. Mr. Lytle was appointed Vice President—Chief Accounting Officer and Controller in April 2021. Since November 2018, he served as the Company’s Controller and Principal Accounting Officer. Mr. Lytle has held roles of increasing responsibility since first joining the Company in 2007, including Senior Director, Financial Planning and Analysis and Assistant Secretary of the Company. Prior to that, he was the Director of Financial Planning and Financial Reporting. Prior to joining the Company, Mr. Lytle was an Audit Manager with Hiratsuka & Schmitt, LLP. Mr. Lytle is a certified public accountant in the State of Colorado.
David J. Whitcomb. Mr. Whitcomb was appointed Vice President—Marketing in August 2008. Mr. Whitcomb joined the Company in November 1994 as a Gas Contract Analyst and was named Assistant Vice President of Gas Marketing in October 1995. In March 2007, his responsibilities were expanded to include oil marketing, at which time his title was changed to Assistant Vice President and Director of Marketing.
No familial relationships exist between any executive officer and any director, any other executive officer, or any person nominated to become such, except that Ms. Lutey’s husband is the Company’s Vice President— Chief Information Officer. Further details regarding the compensation paid to Ms. Lutey’s husband are described under “Certain Relationships and Related Transactions.” No executive officer has been involved in any legal proceeding that occurred within the last ten years and that is material to an evaluation of their ability or integrity as an executive officer.

COMPENSATION DISCUSSION AND ANALYSIS
This compensation discussion and analysis (“CD&A”) describes the key objectives, elements and rationale for each component of the executive compensation program for our Chief Executive Officer, our Chief Financial Officer and each of our three other most highly compensated executive officers employed at the end of the 2022 fiscal year, whom we collectively refer to in this CD&A as our “NEOs” or “Named Executive Officers.”

2022 Named Executive Officers
Herbert S. Vogel	President, Chief Executive Officer and Director
A. Wade Pursell	Executive Vice President and Chief Financial Officer
David W. Copeland	Executive Vice President and General Counsel
Mary Ellen Lutey	Senior Vice President—Exploration, Development and EHS
Lehman E. Newton, III	Senior Vice President—Operations
This CD&A is divided into the following sections:

Section 1	—	Aligning Strategy with Stockholder Value Creation: Our Compensation Philosophy and Objectives
Section 2	—	2022 Business Highlights and Initiation of our Capital Return Program
Section 3	—	Competitive Positioning: Selection and Purpose of Our Comparative Peer Group
Section 4	—	Primary Elements of 2022 Compensation and Executive Compensation Results
Section 5	—	Compensation Determination Process
Section 6	—	Other Compensation Matters
SECTION 1—Aligning Strategy with Stockholder Value Creation: Our Compensation Philosophy and Objectives
Executive Compensation Objectives
Our executive compensation program is designed to incentivize the creation of long-term value by linking pay to a balanced mix of financial, operational, and ESG-based metrics over time. Our Compensation Committee regularly evaluates and, as appropriate, modifies our program to align executive pay with Company performance and our stockholders’ experience throughout industry cycles. The objectives of our executive compensation program are to:
•link compensation to the achievement of our short-term and long-term financial and operational objectives, and returns to our stockholders;
•utilize ESG-focused metrics to prioritize sustainable and responsible deployment of capital for the long-term benefit of all stakeholders and maintain standards consistent with evolving best practices;
•align performance incentives with the long-term interests of our stockholders and ensure that our executives remain focused on Company performance;
•provide competitive total compensation opportunities that allow us to attract, retain, compensate, and motivate talented leaders; and
•discourage excessive or imprudent risk-taking.
Stockholder-Focused Program Principles
The Compensation Committee strives to design our compensation programs to align executive compensation with our stockholders’ experience, including use of the following practices:
•rigorous goal setting, measurement, review and accountability;
•alignment of short-term and long-term incentive plan performance metrics with stockholder expectations;

•incorporation of TSR and adjusted free cash flow generation into our incentive programs in order to align with our stockholders’ priorities;
•incorporation of quantitative ESG-based metrics into our incentive programs reinforce sustainability across time horizons and industry cycles; and
•heavily weight target compensation toward variable and performance-based program designs.
Compensation Best Practices and Corporate Governance Highlights
Our leadership and culture encourage long-term stockholder value creation through the implementation of best practices in compensation and corporate governance matters. We align our employee compensation structure with that of our executives to maintain internal equity and ensure consistent pay practices across the Company. We evaluate performance using both quantitative and qualitative factors and review not only “what” is achieved, but also “how” it is achieved. Our stockholder engagement efforts serve an important role in conducting this evaluation and ensuring that our executive compensation and ESG practices meet or exceed the expectations of our Board and our stockholders. Some best practices of our executive compensation program are set forth in the table below:

WHAT WE DO:
✓
Pay-for-Performance: A significant majority of our executive pay is variable and linked to meeting our short-term and long-term financial, operational, and ESG-based goals, aligning incentives with long-term stockholder value creation.
✓
Caps on Incentive Awards: Performance-based equity awards are capped at target payout if absolute TSR is negative for the performance period. Beginning in 2020, the annual cash bonus for executives with the title of Senior Vice President and above is also subject to a downward adjustment if absolute TSR is negative by 10 percent or more.

✓	Target the Median: We generally target pay opportunities for our executives at the market median.	✓	Clawback Policy: We have a clawback policy applicable to our NEOs.

✓
Performance-Weighted Compensation: A significant portion of executive compensation is in the form of performance-based awards, with 60 percent of our CEO’s 2022 target LTIP value delivered in performance-based awards.
✓
Equity Ownership Requirements: We require executive officers and directors to maintain meaningful ownership of our stock to ensure their interests are appropriately aligned with the long-term financial interests of our stockholders.

✓
Compensation Risk Assessment: The Compensation Committee annually reviews an analysis of our incentive compensation plans prepared by its independent compensation consultant to ensure our plans are designed appropriately and do not encourage excessive risk taking, while considering market changes and peer group comparisons.
✓
ESG-Based Incentives: Quantitative ESG metrics, including measures related to safety performance and training, spill performance, and greenhouse gas emissions (gross and methane intensity) comprise substantial weightings in our incentive plans.

✓	Proper Incentives: Our STIP includes mechanisms to modify payout based on TSR and adjusted free cash flow performance to align incentives with our stockholders’ priorities.	✓	Independent Compensation Consultant: The Compensation Committee retains an independent compensation consultant.

WHAT WE DO NOT DO:
✗	No Tax Gross-ups: We do not provide golden parachute excise tax payments or other tax gross-ups.	✗
Prohibited Transactions: We do not permit officers, employees, or directors to enter into transactions that hedge the value of our securities owned by them, hold our securities in margin accounts, pledge our securities to secure indebtedness, or buy or sell options or derivatives with respect to our securities.

✗	Limited Severance: We typically do not provide severance benefits in the event of termination without cause, unless it is related to a change in control.

✗	No Single-Trigger Change of Control Severance: We do not provide “single-trigger” cash severance or equity vesting acceleration upon a change in control.	✗	No Excess Perquisites: Executive perquisites are minimal and comprise a very small portion of the executive compensation package.

✗	No Dividends on Unvested Equity: We do not pay dividends on unvested restricted stock units or performance share units.	✗	No Unlimited Cash Bonuses: Annual cash incentive awards are capped regardless of performance against our short-term metrics.

✗	No Guaranteed Base Salary Increases: Base salary levels are reviewed annually and periodically adjusted based on market conditions, competitiveness, and internal considerations.	✗	No Employment Contracts: The employment of our executives is “at will,” and there are no written employment agreements with any executive officers.
SECTION 2—2022 Business Highlights and Initiation of our Capital Return Program
Our long-term strategy for sustainable operations included key objectives in 2022 to optimize cash flow and reduce leverage, while maintaining top-tier inventory and demonstrating measurable ESG stewardship initiatives. We successfully executed our 2022 strategy in the following ways:
____________________________
All metrics given as for the full year 2022 unless otherwise noted.
(1)    As of December 31, 2022.
We achieved our 2022 objectives earlier than we expected. As a result, beginning in September 2022, we implemented our Stock Repurchase Program that authorized the repurchase of up to $500 million in aggregate value of our common stock through year-end 2024 and our Increased Dividend of $0.60 per share annually, to be paid in increments of $0.15 per quarter. During 2022, our Capital Return Program resulted in the repurchase of 1,365,255 shares of our common stock for a total cost of $57.2 million, and paid dividends of $0.16 per share ($0.31 per share declared), which was an increase from dividends of $0.02 per share declared and paid in 2021. We believe that our Capital Return Program, which we intend to fund with cash flows from operations, will be sustainable, and will create long-term value for our stockholders.
The graph below illustrates the Company’s stock price performance as compared to the average of our 2022 peer companies’ stock price performance, the price of crude oil, and the S&P 500 during the period from January 2020 through December 2022.

SM Energy and Peer Stock Performance vs. S&P 500
Percentage Change
500%
400%
300%
200%
100%
0%
-100%
-200%
2020
2021
2022
210%
126%
31%
19%
SM Energy
Peer Average
WTI Oil
S&P 500

SECTION 3—Competitive Positioning: Selection and Purpose of Our Comparative Peer Group
Comparative Peer Group
Selection of a comparative peer group is foundational to the design of a rational executive compensation program. One of the objectives of our executive compensation program is to ensure that total compensation opportunities provided to our executive officers are competitive with the companies against which we compete for business opportunities, investment dollars, and executive talent. Our peer companies were chosen based on (i) industry, including companies in the exploration and production sector of the energy industry, (ii) organization size, with financial characteristics such as revenue, debt leverage ratio, market capitalization and enterprise value similar to those of the Company, and (iii) market competition, including companies that compete with us for executive talent and investors. Secondary criteria, such as peer groups identified by proxy advisory firms and companies that may differ in size and scale but directly compete with the Company for talent, and other matters deemed relevant by the Compensation Committee are also considered. The Compensation Committee’s independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”) identifies peer companies that are within a specific and reasonable range of our Company with respect to the above criteria. FW Cook presents multiple peer group alternatives, and the Compensation Committee, with input from FW Cook, selects a peer group that best fits the selection criteria, excluding those companies from the peer group from the previous year that no longer satisfy the selection criteria. In April 2022, the Compensation Committee approved the peer group used for 2022 compensation comparisons, which consisted of the following companies:

2022 Peer Group
Antero Resources	Comstock Resources	Oasis Petroleum, Inc.
Callon Petroleum Company	Denbury Resources Inc.	PDC Energy, Inc.
Centennial Resource Development, Inc.	EQT Corporation	Range Resources Corporation
Chesapeake Energy	Laredo Petroleum Inc.	Southwestern Energy Company
Civitas Resources	Magnolia Oil & Gas Corporation	Whiting Petroleum
CNX Resources Corporation	Matador Resources Company
The following chart depicts the changes to our 2022 peer group as compared to our 2021 peer group:

2021 Peers Removed from 2022 Peer Group	New 2022 Peers
Cimarex Energy Co.	Antero Resources
Extraction Oil & Gas	Chesapeake Energy
Civitas Resources
CNX Resources Corporation
Comstock Resources

SECTION 4—Primary Elements of 2022 Compensation and Executive Compensation Results

	Compensation Element	Duration	Description	Purpose
FIXED	Base Salary (cash)	Short-term (annual)	Fixed compensation based on position, experience, and expertise; generally targeted at median of peer group.	Attract and retain qualified employees; provide a level of fixed pay based on skills, competencies, experience, and individual performance.
AT-RISK	Annual Cash Bonus	Short-term (annual)	Annual cash incentive opportunity dependent upon individual and corporate performance in key financial, operational, and ESG-based metrics.
Drive superior annual performance; incentivize achievement of financial, operational, and ESG-based goals aligned with the Company’s annual business plan. Aligns payout with stockholder outcomes through modifiers that increase/decrease payout based on absolute TSR and adjusted free cash flow generation.

	Restricted Stock Units	Long-term (3-year)	Time-based restricted equity that vests ratably over a three-year period.	Promotes retention and stock ownership; incentivizes long-term sustainable value creation through stock price performance.
	Performance Share Units	Long-term (3-year)	Performance-based equity award based upon goals pertaining to adjusted free cash flow generation, absolute TSR, relative TSR, and ESG performance.
Incentivizes long-term sustainable value creation that is aligned with our strategic plan; requires a threshold level of performance to receive any payout under the adjusted free cash flow and ESG metrics.

2022 Incentive Plan Results
The graphic below illustrates the relationship between our STIP and LTIP performance metrics and our incentive plan results.

HOW WE MEASURE PERFORMANCE	2022 PERFORMANCE RESULTS		PAYOUT RESULTS

2022 STIP METRICS	2022 STIP PERFORMANCE		2022 STIP PAYOUT RESULTS
QUANTITATIVE	METRIC WEIGHTING	RESULTS(1)
Cash Flow	25%	14%	INITIAL STIP MULTIPLIER
		1.68 multiplier(2)	(prior to application of TSR Modifier)
Proved Developed Reserve Additions	20%	(-6)%	1.09x
		0.90 multiplier(2)
Finding & Development Costs	15%	(-26)%	FINAL STIP MULTIPLIER
		0.00 multiplier	(with Absolute TSR Modifier)
ESG	15%	13%	1.19x
		1.54 multiplier
Production Volume	15%	0%	LTIP PAYOUT RESULTS
		1.12 multiplier(2)	PSU MULTIPLIER
Cash Operating Costs	10%	(-9)%	2.00x
		0.70 multiplier	▪Relative TSR: Second Among Peer Group ▪Relative Cash Flow Growth Per Debt Adjusted Share: First Among Peer Group
QUALITATIVE	QUANTITATIVE MULTIPLIER	1.07x multiplier

Exploration Success & Inventory Additions	Modifier (+/- 10%)	0.02
		adjustment	2022 LTIP GRANT
	Initial STIP Multiplier Absolute TSR Modifier Final Multiplier	1.09x 1.09x to 1.19x 1.19x
			100% of target
			Restored performance-based portion of award to equity (PSUs) following cash-based awards in 2020 and 2021
2019-2022 LTIP PSU METRICS	2019-2022 LTIP PSU PERFORMANCE
	METRIC WEIGHTING	RESULTS	AVG. LTIP PAYOUTS OVER TIME
Relative TSR	50%	96th Percentile (56% was second among peers)	5yr. Trailing Average: 0.78x 10yr. Trailing Average: 0.74x (Target = 1.00x)
Relative Cash Flow Growth Per Debt Adjusted Share	50%	100th Percentile (965% was first among peers)
	Final LTIP Multiplier	2.0x

(1) Expressed as a percentage of performance compared to our 2022 targets.
(2) Performance measured on an adjusted free cash flow basis; the multiplier is given after application of the adjusted free cash flow modifier.

Total Direct Compensation Mix
The graphs below show the 2022 target total direct compensation mix for our Chief Executive Officer and other NEOs. As the charts illustrate, 87 percent and 76 percent of target total direct compensation for our Chief Executive Officer and other NEOs, respectively, is attributable to performance-based STIP and LTIP, and thus is variable and tied to performance (i.e., “at risk”).
Base Salary
Base salary is intended to provide a foundation of cash compensation that recognizes the level of responsibility, authority, and experience of each individual executive, and compensates such executive for day-to-day contributions to our success. The Compensation Committee generally sets base salaries at or near the median of our peers, but considers individual circumstances such as responsibilities, skills, and experience.
The table below reflects the 2022 base salaries of each of our NEOs, which were effective as of March 20, 2022.

Name	2022 Base Salary
Vogel	$780,000
Pursell	$510,453
Copeland	$451,286
Lutey	$362,600
Newton	$362,600

Short-Term Incentive Plan
Short-Term Incentive Plan—Objectives
Our STIP is designed to reward our NEOs for the successful execution of our annual business plan, measured by achievement of annual Company performance goals and the individual performance of each NEO. These performance objectives are established in the first quarter of each year by the Compensation Committee in consultation with management and FW Cook. At the discretion of the Compensation Committee, these goals may be adjusted from time-to-time during the year due to significant changes in our business. We did not modify our STIP performance goals during 2022. STIP awards are paid in cash under our Cash Bonus Plan, which was last approved by our stockholders in May 2013.

The Compensation Committee determines amounts earned under the STIP not only by the extent to which management achieved the quantitative and qualitative performance goals, but also by evaluating how management achieved those goals, and overall market and industry conditions. The Compensation Committee’s exercise of judgment and discretion protects the STIP from having an illogical outcome if circumstances change during the year such that the formulaic goals do not reflect reasonable outcomes.
For the 2022 plan year, the Compensation Committee modified the design of the STIP plan that was in place in 2021 by changing the ESG metric from a qualitative assessment that could adjust the multiplier by +/- 0.05 to a quantitative metric that evaluates performance according to preestablished targets and goals relating to safety performance and training, spill rate, and certain GHG, methane and flaring targets. The Compensation Committee determined that all other quantitative metrics that were in place in 2021 appropriately incentivized stockholder value creation in the then-current environment, and retained them as part of the 2022 STIP design. The 2022 quantitative STIP metrics, including weighting and target and actual performance are reflected in the table below under the heading titled “Short-Term Incentive Plan - 2022 Performance.”
Consistent with prior years, the Compensation Committee continues to believe that generation of free cash flow and absolute TSR are important components of our business strategy and the experience of our stockholders. Accordingly, the Compensation Committee continued to incorporate these metrics into the 2022 STIP design through two mechanisms:
•Adjusted Free Cash Flow: The cash flow, production volume and proved developed reserve addition metrics are calculated on an adjusted free cash flow basis.
•Absolute TSR Modifier: The STIP multiplier is subject to a modifier that increases payout from 1.0x up to 1.2x if absolute TSR is greater than 10 percent (subject to an overall payout cap of two times), and reduces payout for officers at the level of Senior Vice President and higher from 1.0x to 0.8x if absolute TSR is less than negative 10 percent.
Each NEO is assigned a target bonus as a percentage of his or her base salary, based on the pay level that the Compensation Committee deems to be competitive and appropriate assuming all of our performance goals are achieved at the “target” level. Actual bonuses can range from zero to two times a participant’s target percentage (subject to a maximum award permitted under our Cash Bonus Plan for any participant of $2,000,000), regardless of the level of outperformance that may be achieved in any given year.
Actual awards are based on the Compensation Committee’s assessment of the Company’s performance and the individual performance of each of our NEOs. Target bonuses for 2022 as a percentage of base salary for each of the NEOs were as set forth in the following table, and were adjusted from 2021 targets based on the competitive market and relative positioning for each NEO.

Name	2022 Target STIP Level, % of Base Salary
Vogel	120%
Pursell	100%
Copeland	80%
Lutey	75%
Newton	75%
Short-Term Incentive Plan—2022 Performance
In determining 2022 annual cash bonus awards for our NEOs, the Compensation Committee assessed Company performance with respect to the six quantitative metrics and one qualitative metric described below. The

Compensation Committee’s evaluation of our performance under the quantitative metrics is set forth below, and resulted in an initial multiplier of 1.07 times each NEO’s target bonus level:

Quantitative Goals
Performance Measure	Factor Weight	Threshold	Target	Max	Actual Result	STIP Multiplier
Cash Flow ($ in millions)(1)	0.25	1,425.96	1,678.00	2,097.50	1,918.29	0.42
Proved Developed Reserve Additions (MMBOE)(1)	0.20	49.58	58.30	72.88	54.93	0.18
ESG	0.15	0.85	1.00	1.25	1.13	0.23
Finding and Development Costs ($ per BOE)	0.15	15.10	13.13	9.85	16.56	0.00
Production Volume (MMBOE)(1)	0.15	45.01	53.00	66.25	52.96	0.17
Cash Operating Costs ($ per BOE)	0.10	14.35	12.48	9.36	13.61	0.07
Preliminary Result						1.07
(1) Performance measured on an adjusted free cash flow basis; the multiplier is given after application of the adjusted free cash flow modifier.

Our method of calculating our results, and the reasons that we believe such performance metrics incentivize superior business performance and stockholder value creation, are as follows:

Performance Measure	Description
Cash Flow	Our cash flow target is calculated based on Adjusted EBITDAX, which represents net income (loss) before interest expense, interest income, income taxes, depletion, depreciation, amortization and asset retirement obligation liability accretion expense, exploration expense, property abandonment and impairment expense, non-cash stock-based compensation expense, derivative gains and losses net of settlements, gains and losses on divestitures, gains and losses on extinguishment of debt, and certain other items. This measure is important because our cash flow is the primary source of funding for our ongoing capital program, working capital needs and our Capital Return Program, as well as a key factor in stockholder value creation.
Proved Developed Reserve Additions
The proved developed reserve additions target represents the proved developed reserves estimated to be added from projects funded under our capital program during 2022. This measure is important because proved developed reserves are the primary source of future production and cash flow for us and, as such, relate directly to the value of our Company.

ESG	In 2022, we modified the ESG component of our STIP from a qualitative to a quantitative performance metric. Our goals were to reduce our total recordable incident rate, spill volumes, GHG emissions and methane emissions. This measure is important because it highlights the Company’s commitment to sustainability and the importance of integrating ESG goals into our Company’s culture.
Finding and Development Costs
Finding and development costs are a measure of the efficiency of our capital program in generating value. The finding and development costs target represents the estimated cost of proved developed reserve additions on a dollar per barrel of oil equivalent (“BOE”) basis projected under our 2022 business plan.

Production Volume
The production volume target represents the volume of oil, gas, and NGLs forecast to be produced under our 2022 business plan. This measure is important because proceeds from the sale of production generate essentially all of our revenue.

Cash Operating Costs	Our cash operating costs are calculated as the sum of our lease operating expenses, ad valorem taxes, transportation costs, production taxes, and general and administrative expenses (less stock compensation expense), on a per BOE basis.
Qualitatively, our goals were to grow the Company’s total resources by 70 MMBOE, advance our plans for upcoming inventory opportunities, recommend acquisition targets that are capable of competing with the Company’s current inventory, track continental United States exploration activity, and demonstrate application of new technologies that enhance returns or inventory. With respect to these qualitative measures, the Compensation Committee may adjust the initial multiplier either upward or downward by up to +/- 0.10. A determination of 0.00 represents performance in line with expectations during the year. Following its evaluation of the Company’s quantitative STIP metrics and initial determination of a 1.07 multiplier, the Compensation Committee recognized the Company’s success in achieving its qualitative inventory goals and adjusted the quantitative result upward by 0.02, resulting in a 1.09 times multiplier.

Based on the Company’s 2022 TSR of positive 18 percent (inclusive of dividends), the TSR modifier resulted in an upward adjustment of 0.10, yielding a total pool multiplier of 1.19, as shown in the following table:

STIP Multiplier
Initial STIP Multiplier: Quantitative Metrics	1.07
STIP Multiplier: Adjusted for Qualitative Metric	1.09
Final STIP Multiplier: Applying TSR Modifier (+18% TSR)	1.19
The table below sets forth our NEO’s base salaries actually earned in 2022, their target STIP payouts as a percentage of base salary, the STIP multiplier applied to each NEO’s STIP calculation, and their actual STIP payouts.

Name	Salary Paid in 2022	Target STIP %(1)	STIP Multiplier	STIP
Vogel	$773,077	120%	1.19x	$1,103,954
Pursell	$505,922	100%	1.19x	$602,048
Copeland	$447,281	80%	1.19x	$425,811
Lutey	$359,382	75%	1.19x	$320,748
Newton	$359,382	75%	1.19x	$320,748
____________________________
(1)    Expressed as a percentage of base salary.

Long-Term Incentive Plan
Long-Term Incentive Plan—Design
Our LTIP is an equity compensation program that typically utilizes PSUs and RSUs to compensate our NEOs and other key employees for execution of our business strategy. Awards of PSUs and RSUs are issued pursuant to our 2006 Equity Incentive Compensation Plan, as amended (the “Equity Plan”), which our stockholders have approved. RSUs are generally granted with a three-year vesting schedule, with one-third of the RSUs in each grant vesting on each of the first three anniversaries of the award date. RSUs are settled in shares of our common stock at the time of vesting. PSUs are performance-based awards that are settled in shares of our common stock, with the number of resulting shares falling within a range of 0-200 percent of the number of PSUs originally granted, dependent on the Company’s performance with respect to certain metrics determined by the Compensation Committee over a three-year performance period.
Other types of long-term incentive based awards, such as the performance-based cash grants that we awarded in lieu of PSUs in 2020 and 2021, and that are discussed in more detail below, are occasionally granted with the structure of such awards being dependent upon the circumstances in which they were granted, the Compensation Committee’s design of such awards, and the business objectives sought to be achieved at the time of issuance.
2019-2022 LTIP Performance Period Results
At the completion of the 2019-2022 performance period, PSUs granted on July 1, 2019, were earned and settled at 200 percent of target. We achieved this result based upon the outcome of our performance as compared to the performance of our compensation peer group with respect to the two performance metrics applicable to this period:

LTIP Multiplier (2019-2022)
	Description	Result	Relative Percentage Rank (Compared to Peer Group)	Payout Result
Relative Cash Flow Growth per Debt Adjusted Share	Measurement of the growth of operating cash flow per debt adjusted share between the one-year period preceding the grant date and the three-year period following the grant date.	965%	100th Percentile (1st in Peer Group)	200%
Relative TSR	Measurement of the compounded annual growth rate of the Company’s TSR compared to that of the applicable peer group.	56%	96th Percentile (2nd in Peer Group)	200%
2022-2025 LTIP Performance Period Design and Awards
In 2020 and 2021, as a result of the global COVID-19 pandemic (the “Pandemic”) and its impact on our Company, our industry, and the broader macroeconomic environment, the Compensation Committee temporarily adjusted the design of the Company’s LTIP awards by, among other things, replacing PSUs with performance-based cash awards.
In 2022, following recovery of commodity prices and the Company’s stock price, the Compensation Committee returned to its pre-Pandemic practice of granting equity-based PSUs rather than cash-based performance awards. Additionally, in order to incentivize achievement of the metrics that the Compensation Committee believes are most important to our stockholders, the Compensation Committee adjusted the LTIP performance metrics from 2021 awards by incorporating a relative TSR component and removing the leverage ratio component, and maintaining equal 25 percent weighting among all metrics, as follows:
(1) adjusted free cash flow generation (25 percent);
(2) relative TSR (25 percent);
(3) absolute TSR (25 percent); and
(4) ESG performance (25 percent), which is further broken down by greenhouse gas emission intensity reduction (comprising 10 percent), employee and contractor safety (comprising 10 percent), and spill performance (comprising 5 percent).
In determining the total LTI grant values for 2022, the Compensation Committee considered various factors, including share price performance, historical fair value transfer (or the percentage of market capitalization transferred to employees annually in the form of stock-based awards, “FVT”) under our long-term incentive compensation system compared to our peer group companies, input from FW Cook on expected trends in LTIP design and FVT for the subject period as well as the value of our compensation peers’ long term incentive awards following FW Cook’s executive compensation benchmarking review, and shares available under our Equity Plan. Following such consideration, the Compensation Committee made the following 2022 LTIP awards, which did not utilize more than half of the available shares under our Equity Plan:

Name	2022 LTIP Grant Value
Vogel	$4,500,021
Pursell	$2,149,991
Copeland	$1,250,009
Lutey	$649,987
Newton	$649,987

Reflecting the Company’s pay-for-performance philosophy, the 2022 LTIP grants to our NEOs were heavily weighted to performance-based awards. For our CEO, 60 percent of the long-term incentive target value consisted of PSU awards and 40 percent consisted of time-based RSUs, and for our other NEOs, 50 percent of the target long-term incentive value consisted of PSU awards with 50 percent consisting of RSUs. Participants were awarded RSUs and PSUs during the third quarter of 2022, with the PSUs subject to the measurement period beginning July 1, 2022, and ending June 30, 2025 (except for performance measures related to greenhouse gas emissions, which will be measured from January 1, 2022 through December 31, 2024). The graphic below reflects the structure of our 2022 long-term incentive awards to our NEOs:
(1) ESG performance metrics include reduction in greenhouse gas emissions intensity, employee and contractor safety, and spill performance.
With respect to each metric, a threshold level of performance is required in order to receive any payout, a target level of performance is set to achieve target payout, negative absolute TSR caps the payout at target, and a maximum level of performance is established in order to receive maximum payout, with payout interpolated for performance falling between the minimum and maximum levels. No payout is awarded for performance below the minimum level and payout is capped at the maximum level. With respect to the ESG metrics, reduction in greenhouse gas emissions intensity and employee and contractor safety each comprise 10 percent of the overall weighting of the award, whereas spill performance accounts for 5 percent of the overall weighting. The greenhouse gas emissions intensity target is based on the Company’s projected greenhouse gas emission intensity reduction goals, and the targets for safety and spill metrics are based upon the top quartile of the trailing three-year average of reporting American Exploration Production Council members.
The Compensation Committee believes that the inclusion of absolute TSR, relative TSR and adjusted free cash flow metrics incentivizes management’s continuing efforts to deliver stockholder value by aligning incentives with the long-term interests of our stockholders, while the use of ESG-focused metrics recognizes the importance of, and incentivizes management to deliver, sustainable and responsible deployment of capital for the long-term benefit of all stakeholders.

SECTION 5—Compensation Determination Process

Key Compensation Committee Activities
Responsibilities of the Compensation Committee
Our executive compensation is determined by the Compensation Committee. During 2022, the Compensation Committee was comprised of four independent directors and continued to operate under the framework of a written charter. Members of the Compensation Committee are appointed by our Board for, among other things, the purposes of:
•reviewing and approving our general compensation strategy and objectives, as well as disclosure required by SEC and listing exchange rules and regulations;
•reviewing and recommending our compensation plans, policies and programs to the Board for its approval;
•reviewing the performance and approving the compensation of our directors and executive officers, including our Chief Executive Officer; and
•overseeing the administration of our employee compensation and benefit plans.
In 2022, the Compensation Committee met 11 times to administer the matters noted above and address other matters required under its charter. The column to the right outlines key Compensation Committee activities during 2022.

QUARTER 1
▪approve prior year bonus payout ▪approve NEO’s current year base salaries ▪complete prior year CEO evaluation ▪approve current year STIP design
QUARTER 2

▪approve LTIP guidelines
▪approve LTIP award allocations
▪approve Compensation Discussion and Analysis
▪approve director and executive compensation peer group
▪review director and executive stock ownership compliance
▪review and recommend director compensation to the Board
▪review executive compensation
▪consider regulatory and market update by FW Cook
▪review Company-wide compensation risk assessment
▪consider compensation consultant independence
▪consider regulatory and market update by FW Cook

QUARTER 3
▪review and approve PSU payout (multiplier) ▪review and approve any equity retention grants
QUARTER 4

▪review employee benefit and retirement plan design
▪conduct committee self-evaluation
▪review committee charter
▪review base salary and STIP process
▪review LTIP design for ensuing year
▪approve base salary budget for ensuing year
▪consider regulatory and market update by FW Cook

Independent Compensation Consultant
FW Cook serves as the independent executive compensation consultant for, and reports directly to, the Compensation Committee. The Compensation Committee may replace FW Cook or hire additional consultants or other advisors as it deems necessary. A Principal of FW Cook regularly attends Compensation Committee meetings and communicates with the Compensation Committee between meetings, as requested. The services that FW Cook provides, based upon direction from the Compensation Committee, include advising the Compensation Committee on the design of our executive compensation programs and the evolving best practices related thereto, providing market information and analysis regarding the competitiveness of our executive compensation opportunities, conducting compensation risk assessments, and providing analysis concerning the equity compensation practices of our peers. To facilitate the delivery of these services to the Compensation Committee, FW Cook interfaces with our management. FW Cook does not provide to us directly, or indirectly through affiliates, any non-executive compensation services, such as pension consulting or human resource outsourcing. The total consulting fees we pay to FW Cook are less than 1 percent of the total annual revenues of FW Cook, and FW Cook and the FW Cook consultants working with us are prohibited from owning any shares of our common stock directly, although such shares may be owned within mutual funds in which such persons hold an interest. In addition, no officer, director, stockholder or employee of FW Cook has any known personal relationship with any of our officers, directors, stockholders, or employees that would present a potential conflict to their independence. After consideration of disclosures and representations made by FW Cook concerning the foregoing, the Compensation Committee determined in 2022 that FW Cook’s work did not raise any potential conflicts of interest. FW Cook has agreed to advise the Compensation Committee if any potential conflict of interest arises that could cause FW Cook’s independence to be questioned, and not to undertake any project for our management, except at the request of the Compensation Committee and as agent for the Compensation Committee. In 2022, FW Cook did not provide any services to us other than those requested by the Compensation Committee and related to FW Cook’s engagement as the independent consultant to the Compensation Committee.
Independence of the Compensation Committee
Based upon the independence tests set forth in Section 303A.02 of the Corporate Governance Standards of the NYSE Listed Company Manual, our Board has determined that all members of the Compensation Committee are independent.
Compensation Risk Assessment
Each year, the Compensation Committee, in consultation with FW Cook, reviews and evaluates our compensation policies and practices for all employees to assess to what extent, if any, these policies and practices could result in risk taking incentives, whether our compensation policies and practices mitigate such risk taking incentives by properly aligning the interests of our employees with the interests of our stockholders, and whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us. In 2022 and 2023, the Compensation Committee determined that the risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us.
Role of Management in Determination Process
Under the oversight of our Chief Executive Officer and our Vice President—Human Resources, management provides recommendations to the Compensation Committee on matters of compensation philosophy and plan design. Our Chief Executive Officer recommends pay levels for executives, other than himself, based on competitive market data, past performance, and future potential. Our Human Resources department supports management and the Compensation Committee by providing information on historical compensation levels, employee evaluations and its analysis of comparative industry data, and by interfacing with FW Cook. While members of the management team attend Compensation Committee meetings, they are not generally present during executive sessions, and individual members of the management team are never present during discussions of their respective compensation. The Compensation Committee and our Board, as required under the charter of the Compensation Committee, make all final decisions with respect to compensation of our executive officers.
Tally Sheets
To enhance the analytical data the Compensation Committee uses to evaluate the compensation of our President and Chief Executive Officer and Executive Vice President and Chief Financial Officer, and to provide the Compensation Committee with a consolidated view of the aggregate value of all material elements of compensation for those executives, our Human Resources department provides the Compensation Committee and FW Cook with a tally sheet summary of all of the compensation and benefit arrangements for each of those executives, including severance arrangements and all benefits provided in connection with termination of employment. The tally sheets show the amount the executive would receive under various foreseeable circumstances (e.g., termination with or without cause, resignation, and retirement or termination in connection with change in control). The Compensation Committee does not assign a specific weighting to the tally sheets in its overall decision-making process concerning compensation, but rather uses the information provided to gain additional perspective and as a reference.

SECTION 6—Other Compensation Matters
The other components of our executive compensation program include the following:

Compensation Element	Description	Purpose
Employee Stock Purchase Plan	Employees, including our executives, may purchase shares of our common stock at a 15 percent discount to the fair market value, subject to certain limits.	Facilitate share ownership among employees and align employees’ interests with those of stockholders.
Qualified Retirement Plans	Includes qualified defined benefit pension plan and 401(k) plan with Company match.	Attract and retain employees; and support succession planning objectives by ensuring sufficiency of retirement replacement income.
Supplemental Retirement Plan	Provides benefits to our executives under qualified pension plan formula on earnings above the IRC limits for the qualified plan ($305,000 for 2022).	Attract and retain executives; encourage retention; and support succession planning objectives by ensuring sufficiency of retirement replacement income.
Non-Qualified Deferred Compensation Plan	Provides tax planning opportunities for our executives, and enables our executives to receive the full benefit of matching contributions in excess of IRC limits applicable to 401(k) plans.	Attract and retain executives; encourage retention; and support succession planning objectives by ensuring sufficiency of retirement replacement income.
Benefits and Perquisites	Medical, dental, vision, life, and disability insurance.	Attract and retain highly qualified employees and support the overall health and well-being of employees.
Employee Stock Purchase Plan
The purpose of our existing Employee Stock Purchase Plan (“ESPP”) is to provide an opportunity for eligible employees, including our NEOs, to purchase shares of our common stock at a discount to the market price. The plan cycle consists of two periods each year, with plan periods for the six months ending June 30 and December 31 of each year. The ESPP allows employees to purchase our common stock through payroll deductions of up to 15 percent of their base compensation. The purchase price of the stock is the lower of 85 percent of the fair market value of the stock at the beginning or ending of the period. The maximum amount an employee can purchase through the plan is the lesser of (1) $25,000 per year, pursuant to the Internal Revenue Code of 1986, as amended (“IRC”), restrictions, or (2) 2,500 shares per offering period (5,000 shares per year).
Retirement Programs—Pension, Supplemental Executive Retirement Plan, 401(k) and Non-Qualified Deferred Compensation Plans
Our executives are eligible to participate in our qualified, non-contributory defined benefit pension plan (the “Qualified Pension Plan”) and a 401(k) plan on the same basis as our eligible employees. Certain of our executives are also eligible to participate in our Supplemental Executive Retirement Plan (“SERP”) and Non-Qualified Deferred Compensation Plan (the “NQDC”). The SERP is an unfunded, non-qualified plan that is intended to restore the benefits that would otherwise accrue to certain executive-level employees in the absence of IRC limits on the Qualified Pension Plan. The NQDC is intended to provide executives with tax planning opportunities and the opportunity to receive the full benefit of matching contributions in excess of IRC limits applicable to our 401(k) plan; however, in response to market conditions, we suspended the matching of employee contributions under the NQDC beginning in 2021 and reinstated the matching of employee contributions in 2022. We provide these plans to remain competitive in the hiring and retention of qualified personnel, and to support our succession planning objectives with a goal of providing retirement replacement income.
The Qualified Pension Plan in combination with the SERP for certain executive-level employees provides a benefit after 25 years of credited service to the Company equal to 35 percent of final average compensation. Final average compensation is the average of the highest three consecutive years of the ten years preceding termination of employment. For each NEO, the level of compensation used to determine benefits payable under the Qualified Pension Plan and the SERP is that executive’s average base salary, excluding bonuses and equity compensation awarded under the LTIP.
Our 401(k) plan is a defined contribution plan also intended to be qualified under the IRC and subject to the Employee Retirement Income Security Act of 1974, as amended. The 401(k) plan allows eligible employees to contribute up to 60 percent of their income on a pretax basis through contributions to the 401(k) plan, subject to annual limits determined by IRC regulations. With respect to employees who were hired prior to January 1, 2015, and who are eligible to participate in the Qualified Pension Plan, we match 100 percent of employee deferrals in cash on a dollar for dollar basis, up to 6 percent of the employee’s base salary and cash bonus. With respect to employees hired after January 1, 2015, who are not eligible to participate in the Qualified Pension Plan, we match 150 percent of employee deferrals on a dollar for dollar basis up to 6 percent of the employee’s base salary and cash bonus, which results in a 9 percent cap on the Company’s matching contributions. Company contributions vest ratably on an annual basis over an employee’s first three years of employment with the Company.
The NQDC is designed to provide executives with the opportunity to defer a portion of base salary and cash bonuses paid pursuant to the Cash Bonus Plan. Each year, participating employees may elect to defer (i) between 0 percent and 50 percent of their base salary, and (ii) between 0 percent and 100 percent of the cash bonus paid pursuant to the Cash Bonus Plan. The NQDC requires us to make contributions for each eligible employee equal to 100 percent of the deferred amount for such employee, limited to 6 percent of such employee’s base salary and cash bonus. Each eligible employee’s interest in the contributions we make will vest ratably on an annual basis over an employee’s first three years of employment with the Company. A participant’s account will be distributed based upon the participant’s payment election made at the time of deferral. A participant may elect to have distributions made in a lump sum or in annual installments ranging for a period from one to 10 years.
Benefits and Perquisites
The NEOs and all other executives are eligible to participate in our various competitive medical and dental programs on the same basis as all other employees. These plans are intended to provide benefits that support the well being and overall health of executives and employees. Our NEOs are also provided, at no cost, consistent with all employees, group term life insurance up to two times their respective base salaries up to $2,000,000.
Timing of Equity Grants
Equity grants awarded as part of the LTIP and pursuant to our Equity Plan are generally made during the third quarter of each year. The Compensation Committee generally approves these grants at its June meeting. The Compensation Committee, our Board or our CEO have in the past, and may in the future, make limited off-cycle grants of equity on other dates for newly hired or other executives and other employees as part of compensation packages designed to recruit, retain, or reward such persons; however, our CEO may only make such grants to non-executives. We did not make any special grants of equity to our NEOs during 2022.
No Written Employment Agreements
The employment of all executives is “at will,” subject to and in accordance with the terms and conditions of written offers of employment. There are no written employment agreements with any executive officers.
Change of Control Severance Benefits
Change of control severance protection is provided to executives at the level of Vice President and above, including each of our NEOs, and certain other key employees, through change of control executive severance agreements. See “Potential Payments Upon Termination or Change of Control—Change of Control

Arrangements” for more information about these agreements and potential payments in the event of a termination of employment following a change in control. No excise tax “gross up” payments are provided.
Clawback Policy
Our Board adopted a written clawback policy effective as of February 17, 2015. The clawback policy provides that in the event we are required to prepare an accounting restatement of our financial statements due to any material noncompliance with any financial reporting requirement under applicable securities laws, our Board may, in its sole discretion, require reimbursement of compensation paid pursuant to our Cash Bonus Plan after January 1, 2015, to any officer of the Company that engaged in fraudulent or intentional illegal misconduct and for whom disclosure was required in any of the Company’s filings with the Securities and Exchange Commission that required disclosure pursuant to Item 402(c) of Regulation S-K and that applied to any portion of the period for which the accounting restatement was required.
Stock Ownership Guidelines
To further align the interests of our executives with the interests of our stockholders with respect to long-term growth of stockholder value, the Compensation Committee has established, and our Board has approved, equity ownership guidelines for our executives and directors as follows:

Directors	5 times annual cash retainer
Chief Executive Officer	5 times annual base salary
Executive Vice Presidents	3 times annual base salary
Senior Vice Presidents and Vice Presidents	1 time annual base salary
Equity holdings include the value of unvested RSUs for purposes of these calculations. Until a director or executive achieves the required ownership level, except for net settlements of equity awards for purposes of paying tax withholding obligations, such person may not sell equity without the prior approval of the Compensation Committee for the Chief Executive Officer or any Executive Vice President, and by the Chief Executive Officer for all other officers. The Compensation Committee will continue to review compliance with these guidelines annually, and more often as appropriate.
Securities Trading Policy and Prohibitions on Certain Hedging Transactions
We maintain a Securities Trading Policy, the overall goal of which is to inform our officers, employees, and directors of the risks of trading in public company securities at a time when they may be in possession of material, non-public information. In addition, our policy provides mechanisms to specifically address trading by officers, certain other employees and directors during prescribed periods of time when the risk of being in possession of material, non-public information is perceived to be highest, and generally prohibits our officers, certain other employees, and directors from trading in any of our securities without obtaining pre-clearance. Our policy also prohibits officers, employees, and directors from engaging in transactions designed to mitigate, off-set, or avoid the risks associated with a decrease in the market value of our securities, including: (a) entering into transactions that “hedge” the value of our stock through the use of financial instruments, such as prepaid variable forward contracts, equity swaps, collars, exchange funds, or any other instrument that permits an officer, director, or employee to own Company securities without the full risks and rewards of ownership; (b) holding our securities in margin accounts; (c) pledging our securities to secure indebtedness; (d) buying or selling options or derivatives with respect to our securities; (e) short selling Company securities; and (f) placing standing or limit orders on Company securities (other than pursuant to approved Rule 10b5-1 Plans).
Compensation Committee Report
The Compensation Committee of the Board of Directors of SM Energy Company reviewed and discussed the CD&A with management and FW Cook and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the disclosures set forth in the CD&A be included in this Proxy Statement and incorporated by reference into SM Energy Company’s 2022 Annual Report.

Respectfully submitted by the Compensation Committee of the Board of Directors,
Stephen R. Brand, Chair
Anita M. Powers
Julio M. Quintana
Rose M. Robeson

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
This Summary Compensation Table (“SCT”) sets forth the annual and long-term compensation of our NEOs during each of the last three years. In addition to base salaries, the table reflects RSUs and PSUs granted in 2020, 2021, and 2022 and cash bonuses and other compensation earned during the same periods.

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change In Pension Value and Non-Qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Herbert S. Vogel	2022	$773,077	$4,500,021	$1,103,954	$188,143	$167,841	$6,733,036
President, Chief Executive Officer and Director	2021	$715,385	$1,600,013	$1,716,923	$245,600	$17,400	$4,295,321
	2020	$484,484	$1,179,998	$422,082	$170,465	$68,126	$2,325,154
A. Wade Pursell	2022	$505,923	$2,149,991	$602,048	$—	$18,300	$3,276,262
Executive Vice President and Chief Financial Officer	2021	$473,830	$999,992	$852,894	$87,057	$17,400	$2,431,173
	2020	$442,399	$500,000	$375,000	$192,606	$17,100	$1,527,105
David W. Copeland	2022	$447,281	$1,250,009	$425,811	$43,425	$45,137	$2,211,663
Executive Vice President and General Counsel	2021	$418,908	$574,995	$586,472	$115,279	$17,542	$1,713,196
	2020	$391,120	$237,502	$240,930	$130,913	$17,100	$1,017,565
Mary Ellen Lutey	2022	$359,382	$649,987	$320,748	$—	$68,474	$1,398,591
Senior Vice President—Exploration, Development and EHS	2021	$340,608	$287,498	$476,851	$48,064	$17,400	$1,170,421
	2020	$325,723	$143,747	$200,645	$131,611	$312,560	$1,114,286
Lehman E. Newton, III	2022	$359,382	$649,987	$320,748	$49,372	$68,474	$1,447,963
Senior Vice President—Operations	2021	$340,608	$287,498	$476,851	$121,689	$17,598	$1,244,244
	2020	$325,723	$143,747	$200,645	$110,100	$20,636	$800,851
____________________________
(1)    The amounts in this column represent the aggregate grant date fair values of PSU and RSU awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“FASB ASC Topic 718”), excluding the effect of estimated forfeitures related to service-based vesting conditions. These grant date fair values have been determined based on the assumptions and methodologies discussed in Note 7 of the Notes to Consolidated Financial Statements included in our 2022 Annual Report. PSU awards are subject to market-based performance conditions relating to our total stockholder return and relative stockholder return compared to a peer company index over a three-year performance period. No PSUs were awarded in 2020 or 2021. For additional information about long-term performance based awards granted in 2022 see “2022-2025 LTIP Performance Period Design and Awards.”
(2)    The amounts in the column represent the cash bonuses paid in 2023, 2022, and 2021, but earned during the 2022, 2021, and 2020 performance periods, respectively, under the STIP.
(3)    The amounts shown in this column are attributable to the increase, if any, in the actuarial value of each NEO’s combined benefits under our qualified and non-qualified benefit plans determined using interest rate and mortality assumptions consistent with those used in our financial statements. No NEO received preferential or above market earnings on deferred compensation.
(4)    Amounts consist of our respective contributions to our 401(k) Profit Sharing Plan, contributions to our Non-Qualified Deferred Compensation Plan (no contributions made in 2021), payments for financial consulting services (for 2020 only), relocation expenses, and any anniversary gift cards. In 2022, matching contributions to our 401(k) Profit Sharing Plan of $18,300 were provided to each of Messrs. Vogel, Pursell, Copeland, Newton and Ms. Lutey. Mr. Vogel received an anniversary gift card valued at $141.

Grants of Plan-Based Awards in 2022
Pursuant to our STIP, and in accordance with our Cash Bonus Plan, the Compensation Committee established the quantitative and qualitative metrics for our 2022 STIP on February 17, 2022. As discussed above, the bonus payments associated with the 2022 STIP were earned in 2022, but were paid in 2023. In addition, pursuant to our LTIP and in accordance with the Equity Plan, the Compensation Committee approved grants of RSUs and PSUs to our NEOs on June 13, 2022. These grants were made effective as of July 1, 2022, and are summarized in the table below.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Awards		All Other Stock Awards: Number of Shares of Stock or Units(5)	Grant Date Fair Value of Stock and Option Awards(6)
		Target (1)	Maximum (2)	Target (3)	Maximum (4)
Herbert S. Vogel	2/17/22	$927,692	$2,000,000	—	—	—	—
	7/1/22	—	—	—	—	52,817	$1,800,003
	7/1/22	$0	$0	101,229	202,458	—	$2,700,018
A. Wade Pursell	2/17/22	$505,922	$2,000,000	—	—	—	—
	7/1/22	—	—	—	—	31,543	$1,074,985
	7/1/22	$0	$0	40,304	80,608	—	$1,075,006
David W. Copeland	2/17/22	$357,825	$2,000,000	—	—	—	—
	7/1/22	—	—	—	—	18,339	$624,993
	7/1/22	$0	$0	23,433	46,866	—	$625,016
Mary Ellen Lutey	2/17/22	$269,536	$2,000,000	—	—	—	—
	7/1/22	—	—	—	—	9,536	$324,987
	7/1/22	$0	$0	12,185	24,370	—	$325,000
Lehman E. Newton, III	2/17/22	$269,536	$2,000,000	—	—	—	—
	7/1/22	—	—	—	—	9,536	$324,987
	7/1/22	$0	$0	12,185	24,370	—	$325,000
(1)    This amount represents the salary amount actually paid to each of our NEOs in 2022, multiplied by the applicable STIP target percentage.
(2)    This amount represents the maximum award possible under the stockholder-approved Cash Bonus Plan; however, as described above in “Section 4—Primary Elements Of Compensation and Select Executive Compensation Decisions,” actual bonuses range from zero to two times a participant’s target percentage.
(3)    This amount represents the number of shares of common stock to be issued upon settlement of PSUs granted under our Equity Plan, assuming we achieve the target performance level established by the Compensation Committee, resulting in an earned percentage of 100%. PSUs represent the right to receive, upon settlement of the PSUs after the completion of a three-year performance period ending June 30, 2025, a number of shares of our common stock that may be from 0% to 200% of the number of PSUs granted on the award date, depending on the extent to which we have achieved the performance criteria and the extent to which the PSUs have vested. The performance criteria for the PSUs are based on the Company’s TSR relative to the TSR of certain peer companies, the Company’s absolute TSR, adjusted free cash flow (“FCF”) generation, and the achievement of certain ESG targets, in each case as defined by the award agreement. The PSUs will vest on July 1, 2025. The PSUs granted to Messrs. Copeland and Newton vest in pro-rata increments on a daily basis over the three year performance period. For additional detail regarding the 2022 performance-based equity awards, please see “2022-2025 LTIP Performance Period Design and Awards.”
(4)    This amount represents the number of shares of common stock to be issued upon settlement of PSUs granted under our Equity Plan, assuming we achieve the maximum performance level established by the Compensation Committee, resulting in an earned percentage of 200%.
(5)    This amount represents RSUs granted under our Equity Plan. The RSUs vest one-third on July 1, 2023, one-third on July 1, 2024, and one-third on July 1, 2025. Prior to vesting, the RSUs are subject to transfer restrictions and may be forfeited to us upon termination of employment. The RSUs are not eligible for dividends and are not credited with dividend equivalents. Holders of RSUs have no rights as stockholders of common stock until such time as the RSUs are settled for shares of common stock on the settlement date. The RSUs granted to Messrs. Copeland and Newton have pro rata vesting due to such individuals attaining the age of 62 at date of award, the awards vest one-sixth on January 1, 2023, one-sixth on July 1, 2023, one-sixth on January 1, 2024, one-sixth on July 1, 2024, one-sixth on January 1, 2025, and one-sixth on July 1, 2025. Shares are only released on the July 1 dates.
(6)    Represents the grant date fair value of the RSU grant based on the closing market price on the grant date. The grant date fair value of a PSU is calculated using a Geometric Brownian Motion Model, and the aggregate grant date fair value represented in this column for PSUs is calculated based upon the number of PSUs granted.

CEO Pay Ratio
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), certain U.S. public companies must disclose the ratio of the CEO’s annual total compensation to the median annual total compensation of all employees (excluding the CEO).
We identified our current median employee in November of 2021, using the consistently applied compensation measure determined by calculating the sum of 2021 annual base salary, long-term incentive plan grant value and actual cash bonus paid to each employee, including any overtime pay. In making this determination we annualized bonus, base salary, and any overtime pay for employees that were not employed for the entirety of 2021.
As permitted by the Dodd-Frank Act and because our employee population did not experience a meaningful change, no changes to employee compensation arrangements occurred that resulted in a significant modification to our disclosures, and the median employee did not experience a change in circumstances, we utilized the compensation of the same median employee in this Proxy Statement.
We determined that the amount of the annual total compensation of our median employee for 2022 was $173,939. This amount represents the total compensation that would have been reported in the Summary Compensation Table in accordance with the requirements of Item 402(c)(x) of Regulation S-K for the median employee if the employee had been an NEO for fiscal year 2022. We then determined that the amount of our CEO’s annual total compensation for 2022 was $6,733,036, which represents the amount reported for our CEO in the “Total” column of the 2022 Summary Compensation Table.

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change In Pension Value and Non-Qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Herbert S. Vogel	2022	$773,077	$4,500,021	$1,103,954	$188,143	$167,841	$6,733,036
President, Chief Executive Officer and Director
Median Employee	2022	$118,631	$16,397	$28,234	$—	$10,677	$173,939
____________________________
(1)    The amounts in this column represent the aggregate grant date fair values of PSU and RSU awards computed in accordance with FASB ASC Topic 718. These grant date fair values have been determined in accordance with Note 1 to the Summary Compensation Table set forth above.
(2)    The amounts in the column represent the cash bonuses paid in 2023, but earned during 2022, under the STIP.
(3)    The amounts shown in this column are attributable to the increase, if any, in the actuarial value of each individual’s combined benefits under our qualified and non-qualified benefit plans determined using interest rate and mortality assumptions consistent with those used in our financial statements. Neither individual received preferential or above market earnings on deferred compensation.
(4)    Amounts consist of our respective contributions to our 401(k) Profit Sharing Plan, contributions to our Non-Qualified Deferred Compensation Plan, and any anniversary gift cards.
Based on the foregoing, for 2022, the ratio of the annual total compensation of our CEO to the annual total compensation for our median employee is 39:1. This pay ratio is a reasonable estimate, calculated in a manner consistent with SEC rules and based on our payroll and employment records.

Outstanding Equity Awards at 2022 Year-End
The following table shows outstanding equity awards for our NEOs as of December 31, 2022:

	Stock Awards
	Equity Incentive Plan Awards:
Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Herbert S. Vogel
RSUs (2)	65,775	$2,290,943	—	$—
RSUs (3)	41,814	$1,456,382	—	$—
RSUs (4)	52,817	$1,839,616	—	$—
PSUs (5)	—	$—	101,229	$3,525,806
A. Wade Pursell
RSUs (2)	27,871	$970,747	—	$—
RSUs (3)	26,134	$910,247	—	$—
RSUs (6)	31,543	$1,098,643	—	$—
PSUs (7)	—	$—	40,304	$1,403,788
David W. Copeland
RSUs (8)	13,240	$461,149	—	$—
RSUs (9)	15,027	$523,390	—	$—
RSUs (4)	18,339	$638,747	—	$—
PSUs (5)	—	$—	23,433	$816,171
Mary Ellen Lutey
RSUs (2)	8,013	$279,093	—	$—
RSUs (3)	7,514	$261,713	—	$—
RSUs (6)	9,536	$332,139	—	$—
PSUs (7)	—	$—	12,185	$424,404
Lehman E. Newton, III
RSUs (8)	8,014	$279,128	—	$—
RSUs (9)	7,514	$261,713	—	$—
RSUs (4)	9,536	$332,139	—	$—
PSUs (5)	—	$—	12,185	$424,404
____________________________
(1)    The market value of RSUs and PSUs that have not vested is calculated using the closing price of $34.83 of our common stock on December 30, 2022. The market value of PSUs is calculated based upon an earned percentage of 100 percent.
(2)    These RSUs vest in 1/3 increments with the remaining vesting scheduled to occur 1/3 on July 1, 2023.
(3)    These RSUs vest in 1/3 increments with the remaining vesting scheduled to occur 1/3 on July 1, 2023, and 1/3 on July 1, 2024.
(4)    These RSUs vest(ed) in 1/6 increments with the remaining vesting scheduled to occur (or having occurred) 1/6 on January 1, 2023, 1/6 on July 1, 2023, 1/6 on January 1, 2024, 1/6 on July 1, 2024, 1/6 on January 1, 2025 and 1/6 on July 1, 2025.
(5)    These PSUs vest on July 1, 2025. The PSUs are subject to a three-year performance period ending June 30, 2025. The award is reported at an earned percentage of 100 percent. However, for retirement eligible employees, if retirement occurs before the end of the performance period, these PSUs vest in pro-rata increments on a daily basis over the three-year performance period beginning at the grant date.
(6)    These RSUs vest in 1/3 increments with the vesting scheduled to occur 1/3 on July 1, 2023, 1/3 on July 1, 2024, and 1/3 on July 1, 2025.
(7)    These PSUs vest on July 1, 2025. The PSUs are subject to a three-year performance period ending June 30, 2025. The award is reported at an earned percentage of 100 percent.
(8)    These RSUs vest(ed) in 1/6 increments with the remaining vesting scheduled to occur (or having occurred) 1/6 on January 1, 2023 and 1/6 on July 1, 2023.
(9)    These RSUs vest(ed) in 1/6 increments with the remaining vesting scheduled to occur (or having occurred) 1/6 on January 1, 2023, 1/6 on July 1, 2023, 1/6 on January 1, 2024 and 1/6 on July 1, 2024.

2022 Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Herbert S. Vogel	270,616	$10,710,056
A. Wade Pursell	186,657	$7,677,545
David W. Copeland	89,969	$3,691,525
Mary Ellen Lutey	53,663	$2,207,253
Lehman E. Newton, III	53,662	$2,207,219
____________________________
(1)    This column represents the number of shares of common stock issued upon the vesting and settlement of RSUs and PSUs during 2022. As discussed above, each RSU represents a right to receive one share of our common stock upon settlement pursuant to the terms of the award agreement, and each PSU represents the right to receive, upon settlement of the PSU after the completion of a three-year performance period, a number of shares of our common stock that ranges from zero percent to 200 percent of the number of PSUs, depending on the extent to which we have achieved our performance goals.
(2)    The value realized on vesting and settlement of the RSUs and PSUs is computed by multiplying the number of shares of common stock issued upon the vesting and settlement of RSUs or settlement of PSUs by the per share closing market price of the underlying shares on the day prior to settlement date, or, if the day prior to the settlement date was not a market trading date, then on the last market trading date which preceded the day prior to the settlement date. The per share closing market prices utilized for this computation were $34.19 on June 30, 2022, for the vesting and settlement of the third vesting tranche of the 2019 RSU awards, the vesting and settlement of the second vesting tranche of the 2020 RSU awards, and the vesting and settlement of the first vesting tranche of the 2021 RSU awards, all of which were settled on July 1, 2022; and $44.07 on August 31, 2022, for the July 1, 2022 vesting and September 1, 2022 settlement date for the full settlement of the July 1, 2019 PSU awards, which were earned at a percentage of 200 percent.
Pension Benefits
Our Qualified Pension Plan is a qualified, noncontributory defined benefit plan, which is available to substantially all of our employees who joined SM Energy prior to January 1, 2015, and meet age and service requirements. In addition, we sponsor the SERP to provide an equivalent benefit on earnings above the qualified plans IRC limits (the 2022 limit was $305,000 in annual base salary income, for certain executive officers with a title of at least vice president). The following table represents the value of the NEO’s pension benefits as of December 31, 2022:

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payment During Last Fiscal Year
Herbert S. Vogel	Qualified Pension Plan	11	$519,297	$—
	Non–Qualified SERP Pension Plan	11	$662,582	$—
A. Wade Pursell	Qualified Pension Plan	14	$543,406	$—
	Non–Qualified SERP Pension Plan	14	$347,429	$—
David W. Copeland	Qualified Pension Plan	12	$639,818	$—
	Non–Qualified SERP Pension Plan	12	$310,130	$—
Mary Ellen Lutey	Qualified Pension Plan	15	$390,427	$—
	Non–Qualified SERP Pension Plan	15	$67,599	$—
Lehman E. Newton, III	Qualified Pension Plan	16	$876,439	$—
	Non–Qualified SERP Pension Plan	16	$196,371	$—

Non-Qualified Deferred Compensation for 2022
This Non-Qualified Deferred Compensation table sets forth the NEOs participation in the Non-Qualified Deferred Compensation Plan. This plan allows eligible employees to defer part of their salary and annual incentive bonus on a voluntary basis.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals in Last FY	Aggregate Balance at Last FYE
Herbert S. Vogel	$149,400	$149,400	$(130,470)	$—	$1,562,106
A. Wade Pursell	$—	$—	$(170,345)	$—	$779,070
David W. Copeland	$26,837	$26,837	$(66,978)	$—	$297,760
Mary Ellen Lutey	$50,174	$50,174	$(139,288)	$—	$744,373
Lehman E. Newton, III	$64,549	$50,174	$(227,047)	$—	$1,198,190
____________________________
(1)    The amounts in this column are also included in the Summary Compensation Table under the Salary column or the Non-Equity Incentive Plan Compensation column, as applicable.
(2)    The amounts in this column represent the matching contributions. The matching contributions are included in the “All Other Compensation” column of the Summary Compensation Table. We match deferred compensation up to an amount equal to six percent of base salary plus any STIP cash bonus.
(3)    The earnings reflected in this column represent deemed investment earnings or losses from voluntary deferrals and Company contributions, as applicable. The Non-Qualified Deferred Compensation Plan does not guarantee a return on deferred amounts.
Our SERP is a non-qualified deferred compensation plan. The SERP is a non-contributory plan, and additional information about the SERP, including the present value of the accumulated benefits under the SERP for each NEO, is set forth in the “Pension Benefits” section above. In addition, annual increases in the actuarial value of benefits under the SERP are included in the Change In Pension Value and Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table above.
Potential Payments Upon Termination or Change of Control
Employment Agreements and Termination of Employment
As discussed in “Compensation Discussion and Analysis—Section 7—Other Compensation Matters—Employment Agreements,” the employment of all executives is “at will,” subject to and in accordance with the terms and conditions of written offers of employment.
Change of Control Arrangements
Change of control severance protection is provided through change of control executive severance agreements to executives at the level of vice president and above, including each of our NEOs, and to certain other key employees. These agreements have a “double trigger” mechanism, which requires first that a qualifying change of control event has occurred, and second that the executive has been terminated or that certain other conditions are met, as summarized below, before severance benefits will be provided. Executive officers are entitled to receive severance payments in the event that their employment is terminated within two and one-half years after a change of control of our Company (a) without “cause” by our Company or (b) for “good reason” by the officer, each as defined in the agreements. The term “good reason” incorporates the concept of a change in the executive’s status, authority, position, offices, titles, duties, or responsibilities that are reasonably viewed as a diminution of duties at any time within the ninety (90) days preceding a change of control event or within two and one-half years thereafter. The term “good reason” also contemplates a reduction in the executive’s base salary and benefits over this same time frame, or the requirement that an executive relocate his or her base of employment outside a 25-mile radius from the executive’s location at the time of the change of control. With respect to our NEO’s, severance payments equal to the sum of (a) all compensation accrued but not paid prior to the termination; (b) a lump sum amount equal to 200 percent of the executive’s base salary and target STIP cash bonus; (c) a lump sum amount equal to the executive’s pro rata target STIP cash bonus for the year in which employment is terminated; and (d) a lump sum amount equal to 24 multiplied by our then monthly contribution for medical, dental, and vision insurance on behalf of the executive and his or her family. In the event the executive is subject to golden parachute excise taxes under Section 4999 of the IRC, severance benefits may be reduced to avoid excise taxes, if doing so would increase the net after tax benefits to the executive. No excise tax “gross-up” payments are provided.
A change of control is defined to include (a) an acquisition of more than 50 percent of the common stock or assets of the Company in a reorganization, merger, or consolidation of our Company, or (b) a change in more than 50 percent of the composition of the Board, other than as a result of the election of new members of the Board by a vote of the incumbent members of the Board or by our stockholders pursuant to the recommendation of the incumbent members of the Board.
Particularly in view of the propensity for mergers, acquisitions, and consolidations in our industry, we believe that these change of control executive severance agreements promote stability and continuity among our executives, allowing them to remain neutral in the face of a transaction that would benefit our stockholders, but would result in their involuntary termination. Such agreements are customary for executives in our industry and are offered by companies who compete with us for executive talent. The double trigger feature provides a sufficient level of protection for the executive as well as a retention incentive benefiting the Company and our stockholders without creating an unreasonable impediment to a potential acquirer of the Company. We believe that the severance payment amounts under these agreements for our executives are comparable to payment amounts offered under similar arrangements by other companies in our industry, and are designed to facilitate reasonable compensation and insurance and benefits protection during a reasonable period of time to allow the executive to obtain comparable employment.
Based on the respective annual base salaries and benefit levels of the NEOs as of December 31, 2022, under the change of control executive severance agreements, the total severance payments for two years base salary and STIP target, the pro rata target STIP cash bonus for 2022 and the estimated lump sum value of medical, dental and vision benefits for two years for each of the NEOs who were employed by us as of December 31, 2022, would be as follows:

Name	Severance Payments	Estimated Value of Benefits for Two Years(1)
Herbert S. Vogel	$4,368,000	$32,515
A. Wade Pursell	$2,552,265	$56,640
David W. Copeland	$1,985,659	$32,067
Mary Ellen Lutey	$1,541,051	$54,098
Lehman E. Newton, III	$1,541,051	$32,432
____________________________
(1)    The change of control executive severance agreements provide a lump sum payment equal to 24 multiplied by the Company’s then-monthly contribution for medical, dental and vision insurance on behalf of the NEO and his or her family.

Equity Compensation Plans

The Company has equity compensation plans under which options and shares of the Company’s common stock are authorized for grant or issuance as compensation to eligible employees, consultants, and members of our Board of Directors. The following table is a summary of the shares of common stock authorized for issuance under equity compensation plans as of December 31, 2022:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
Equity Incentive Compensation Plan
Stock options and incentive stock options(1)	—	—
Restricted stock units(1)(2)	1,383,846	N/A
Performance share units(1)(2)(3)	273,717	N/A
Total for Equity Incentive Compensation Plan	1,657,563	—	3,786,016
Employee Stock Purchase Plan(4)	—	—	3,425,107
Equity compensation plans not approved by security holders	—	—	—
Total for all plans	1,657,563	—	7,211,123
____________________________
(1)    In May 2006, our stockholders approved the Equity Plan to authorize the issuance of restricted stock, restricted stock units, non-qualified stock options, incentive stock options, stock appreciation rights, performance shares, performance units, and stock-based awards to key employees, consultants, and members of the Board of the Company or any affiliate of the Company. The Company’s Board of Directors approved amendments to the Equity Plan in 2009, 2010, 2013, 2016 and 2018 and each amended plan was approved by stockholders at the respective annual stockholders’ meetings. The number of shares of the Company’s common stock underlying awards granted in 2022, 2021, and 2020 under the Equity Plan were 832,257, 726,562, and 1,726,445, respectively.
(2)    RSUs and PSUs do not have exercise prices associated with them, but rather a weighted-average per unit fair value which is presented in order to provide additional information regarding the potential dilutive effect of the awards. The weighted-average grant date per unit fair value for the outstanding RSUs and PSUs was $22.41 and $26.67, respectively.
(3)    The number of awards to be issued assumes a multiplier of one. The final number of shares of the Company’s common stock issued upon settlement may vary depending on the three-year multiplier determined at the end of the performance period under the Equity Plan, which ranges from zero to two.
(4)    Under the ESPP, eligible employees may purchase shares of the Company’s common stock through payroll deductions of up to 15 percent of their eligible compensation. The purchase price of the common stock is 85 percent of the lower of the fair market value of the common stock on the first or last day of the six-month offering period, and shares issued under the ESPP on or after December 31, 2011, have no minimum restriction period. The ESPP is intended to qualify under Section 423 of the IRC. The number of shares of the Company’s common stock issued in 2022, 2021, and 2020 under the ESPP were 113,785, 313,773, and 464,757, respectively.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (“CAP”) (as defined by SEC rules) and certain financial performance of the Company. The Compensation Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information about how we align executive compensation with the Company’s performance, see “Compensation Discussion and Analysis” above. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs.

Pay Versus Performance
	Herbert S. Vogel		Javan D. Ottoson				Value of Initial Fixed $100 Investment Based on:
Year (1)	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO (2)	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs (2)	Total Shareholder Return	Peer Group Total Shareholder Return (3)	Net Income (Loss)	Adjusted Free Cash Flow (4)
									(in thousands)
2022	$6,733,036	$11,113,208	$—	$—	$2,083,619	$3,751,637	$313.93	$161.56	$1,111,952	$804,025
2021	$4,295,321	$14,520,242	$—	$—	$1,639,759	$5,005,015	$263.18	$105.95	$36,229	$482,538
2020	$2,325,154	$(320,679)	$1,879,774	$(6,639,951)	$1,132,654	$(27,157)	$54.57	$63.98	$(764,614)	$240,883
____________________________
(1)    Our principal executive officer (“PEO”), Herbert S. Vogel, succeeded Javan D. Ottoson as Chief Executive Officer in November of 2020. The remaining NEOs (“Non-PEO NEOs”) for each year presented above consisted of the following:
•2022 and 2021: A. Wade Pursell, David W. Copeland, Mary Ellen Lutey, Lehman E. Newton, III
•2020: A. Wade Pursell, David W. Copeland, Mary Ellen Lutey, Kenneth J. Knott
(2)    See “Adjustments to Determine Compensation Actually Paid” table below for additional detail.
(3)    The peer group used for comparison of cumulative total shareholder return is the Dow Jones Exploration and Production Index - DJUSOS.
(4)    We deemed adjusted free cash flow to be the most important financial performance measure used to link Company performance to compensation actually paid to our PEO and non-PEO NEOs for all years presented above, see “Performance Measure” table below for additional detail.

The following table sets forth the adjustments made during each year presented in the Pay Versus Performance table to arrive at compensation actually paid to our PEO and non-PEO NEOs:

Adjustments to Determine Compensation Actually Paid
	2022		2021		2020
	PEO (Herbert S. Vogel)	Average for Non-PEO NEOs	PEO (Herbert S. Vogel)	Average for Non-PEO NEOs	PEO (Herbert S. Vogel)	PEO (Javan D. Ottoson)	Average for Non-PEO NEOs
Total Compensation as reported in SCT	$6,733,036	$2,083,619	$4,295,321	$1,639,759	$2,325,154	$1,879,774	$1,132,654
Deduction of “Change in Pension Value and Nonqualified Deferred Compensation Earnings” reported in SCT	(188,143)	(23,199)	(245,600)	(93,022)	(170,465)	(321,131)	(154,328)
Service cost for pension plans	107,434	61,727	103,247	59,304	82,313	144,709	63,939
Deduction of “Stock Awards” reported in SCT	(4,500,021)	(1,174,993)	(1,600,013)	(537,496)	(1,179,998)	—	(254,687)
Fair value of awards granted during year, unvested as of year-end	5,205,221	1,332,750	1,849,015	621,144	1,207,623	—	260,649
Change in fair value of awards granted in prior years that were outstanding and unvested as of year-end	575,601	151,575	7,337,985	2,397,458	(1,360,713)	—	(581,562)
Change in fair value of awards granted in prior years that vested during the year	3,180,080	1,320,158	2,780,287	917,868	(1,224,593)	(2,576,757)	(493,822)
Deduction of fair value as of prior year-end of awards forfeited during the year	—	—	—	—	—	(5,766,546)	—
Compensation Actually Paid	$11,113,208	$3,751,637	$14,520,242	$5,005,015	$(320,679)	$(6,639,951)	$(27,157)

Unvested equity awards presented in the table above are computed in accordance with FASB ASC Topic 718.
The following is an unranked list of the most important performance measures that link compensation actually paid to our PEO and non-PEO NEOs to Company performance. See the CD&A section above for additional discussion of why we think these measures are important.

Performance Measure	Description
Adjusted Free Cash Flow	Net cash provided by (used in) operating activities less capital expenditures, less budgeted stockholder returns actually paid in the period.
Relative TSR	Measurement of the compounded annual growth rate of the Company’s TSR compared to that of the applicable peer group.
Adjusted EBITDAX	Adjusted EBITDAX represents net income (loss) before interest expense, interest income, income taxes, depletion, depreciation, amortization and asset retirement obligation liability accretion expense, exploration expense, property abandonment and impairment expense, non-cash stock-based compensation expense, derivative gains and losses net of settlements, gains and losses on divestitures, gains and losses on extinguishment of debt, and certain other items.

In accordance with Item 402(v) of Regulation S-K, we are providing the following charts depicting the relationships between compensation actually paid to the PEO and non-PEO NEOs, and the following financial performance metrics: adjusted free cash flow, TSR, and net income. The graph presenting TSR includes a comparison of the Company’s TSR to the peer group TSR. As described in greater detail in the CD&A, we utilize multiple performance measures to align executive compensation with annual and long-term performance, and all of those measures are not presented in the following charts.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION
Our stockholders are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of our named executive officers, as disclosed in this Proxy Statement. As an advisory vote, this Proposal 2 is not binding on our Board or the Compensation Committee, will not overrule any decisions made by our Board or the Compensation Committee, and will not require our Board or the Compensation Committee to take any action. Although the vote is non-binding, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions and executive compensation program design. In particular, to the extent there is any significant vote against our named executive officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

As described in the CD&A, our executive compensation programs are designed to provide a competitive level of compensation necessary to attract, motivate and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance stockholder value. In order to align executive pay with both our financial performance and the creation of sustainable stockholder value, a significant portion of our named executive officers’ compensation is allocated to performance-based short-term and long-term incentive programs that are dependent on our performance (and thereby “at-risk”). In addition, as an executive officer’s responsibility and ability to affect our financial results increases, the portion of his or her total compensation deemed “at-risk” increases in relation to base salary. Furthermore, our NEOs’ targeted total direct compensation (base salary plus target cash bonus plus long-term incentive compensation) is generally designed to approximate the median of our peer group.

As discussed in greater detail in the CD&A, we achieved our 2022 objectives earlier than we expected. As a result, beginning in September 2022, we implemented our Stock Repurchase Program that authorized the repurchase of up to $500 million in aggregate value of our common stock through year-end 2024 and our Increased Dividend of $0.60 per share annually, to be paid in increments of $0.15 per quarter. During 2022, our Capital Return Program resulted in the repurchase of 1,365,255 shares of our common stock for a total cost of $57.2 million, and paid dividends of $0.16 per share ($0.31 per share declared), which was an increase from dividends of $0.02 per share declared and paid in 2021. We believe that our Capital Return Program, which we intend to fund with cash flows from operations, will be sustainable, and will create long-term value for our stockholders.

Our STIP measures and rewards annual performance using metrics that we believe are the key drivers of long-term stockholder value creation. Upon evaluation of our performance with respect to the six quantitative and one qualitative metrics that are described in greater detail in the CD&A, as well as application of the TSR modifier (which resulted in an upward adjustment based on a positive 18% TSR for the year), the Compensation Committee applied a 1.19 times multiplier to our NEOs target cash bonus awards.

With respect to the 2019-2022 LTIP performance period, we outperformed our entire peer compensation group with respect to the relative cash flow growth per debt adjusted share performance metric, and were second among our peer group with regard to the relative TSR performance metric, which resulted in a maximum PSU multiplier of 2.0. Over a five year period, our average LTIP multiplier is 0.78 times, and over a ten year period is 0.74 times, reflecting the rigorous nature of our LTIP.

As discussed in more detail in the CD&A, ESG focused metrics have been increasingly incorporated into our short-term and long-term incentive plan designs. Beginning with our 2022 STIP plan design, and continuing in 2023, ESG metrics comprise a quantitative component of the calculation, as opposed to the qualitative assessment that we utilized in prior years. With respect to 2022 LTIP awards, ESG metrics are given equal weighting as compared to all other metrics, and require a threshold level of performance to receive any payout.

As you consider this Proposal 2, we urge you to read the CD&A, which more thoroughly discusses how our compensation policies and procedures are designed to reflect and implement our compensation philosophy. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals, and significantly align the interests of our management with those of our stockholders.

In light of these circumstances, we are asking stockholders to vote “FOR” the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the named executive officers as disclosed in the Proxy Statement for SM Energy Company’s 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including under the “Compensation Discussion and Analysis” section, and in the Summary Compensation Table and the other related tables and disclosures in the Proxy Statement.”

☑	Our Board recommends voting “FOR” the advisory vote to approve named executive officer compensation.

DIRECTOR COMPENSATION

General

The annual service period for our directors begins immediately following each annual meeting of our stockholders and continues until the successive annual meeting of our stockholders. In May 2022, FW Cook conducted an analysis of director compensation, data and practices among our peer group, including a comparison to compensation for members of our Board. FW Cook’s analysis revealed that our director compensation program was near the median of our peer group. In response, the Compensation Committee increased the total grant date value of our director compensation package from $250,000 to $270,000, which included an increase in the value of the equity grant from $160,000 to $180,000. The director compensation package for the 2022-2023 service period was approved by our Board on May 27, 2022. Director compensation is primarily paid in the form of stock grants. Mr. Vogel, who served as our President and Chief Executive Officer and the only employee director during 2022, did not receive additional compensation for serving on our Board or any committee of our Board.
The annual compensation for each non-employee director is as follows, plus reimbursement for expenses incurred in attending Board and committee meetings and director education programs:
•Cash Retainer—A $90,000 retainer (in lieu of board and committee meeting attendance fees) payable at the individual director’s option, either entirely in cash or shares of our common stock. All of our directors elected to receive their retainer in cash, other than Ms. Powers, who elected to have her 2022-2023 retainer paid in shares of our common stock, which resulted in a grant on May 27, 2022, of 1,811 shares of our common stock under our Equity Plan. In the event any director attends in excess of 30 board and committee meetings in the aggregate during the annual service period, such director shall receive $1,500 per meeting for each meeting in excess of 30. No director attended more than 30 Board and Committee meetings during the trailing one-year term.
•Equity Retainer—A grant of shares of our common stock with a value of $180,000. This grant, which equated to 3,621 shares of our common stock, was issued under the Equity Plan on May 27, 2022. These shares and any shares issued pursuant to the retainer became unrestricted on December 31, 2022. The related compensation expense that we record is the fair value of the share grant as calculated under the valuation provisions required by FASB ASC Topic 718.
We pay the chairs of the following committees the specified cash retainers at the beginning of the annual director service period in recognition of the additional responsibilities of their respective committee assignments:
•Audit Committee Chair—$25,000
•Compensation Committee Chair—$15,000
•ESG Committee Chair—$15,000
We paid Mr. Sullivan a retainer equal to $115,000 for his service as non-executive Chairman of the Board during the 2022-2023 annual service period. The retainer was paid in the form of shares of our common stock on May 27, 2022, and resulted in a grant of 2,313 shares. The retainer was paid in addition to his non-employee director compensation.
We maintain a matching charitable gift program to encourage financial support for organizations that are exempt from federal income taxation in which employees and our non-management directors may participate. Our annual charitable contributions budget, which includes this matching program, is determined by management at the beginning of each year, and all budgeted funds are expended for charitable purposes. Ms. Bailo and Messrs. Brand, Quintana, and Sullivan participated in this program during 2022, and we matched a total of $38,650 in non-employee director contributions under this program. We may suspend, change, revoke or terminate the charitable gift program at any time.
Our directors are eligible to participate in our Company-wide health, pharmacy, dental, and vision insurance programs at a premium cost that is equal to the COBRA rates associated with our plan. Participation in

Company plans is considered non-compensatory, and directors currently participating in such plans are no longer eligible to participate upon the later to occur of June 1, 2023, or such director reaching the age of Medicare eligibility.
The Compensation Committee has established equity ownership guidelines for non-employee directors of five times the annual cash retainer amount. Directors are allowed time to meet this guideline and are not required to acquire shares in the open market for this purpose.
The following table sets forth the compensation paid during 2022 to our non-employee directors. The stock based component of the compensation reflects the grant date fair value. Cash based compensation is recorded based on the monetary amount paid to the individual director.
2022 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation(5)	Total
Carla J. Bailo	$90,000	$180,036	$—	$—	$—	$250	$270,286
Stephen R. Brand	$105,000	$180,036	$—	$—	$—	$25,000	$310,036
Ramiro G. Peru	$115,000	$180,036	$—	$—	$—	$—	$295,036
Anita M. Powers	$—	$270,079	$—	$—	$—	$—	$270,079
Julio M. Quintana	$105,000	$180,036	$—	$—	$—	$8,400	$293,436
Rose M. Robeson	$90,000	$180,036	$—	$—	$—	$—	$270,036
William D. Sullivan	$90,000	$295,038	$—	$—	$—	$5,000	$390,038
____________________________
(1)    We issued to Ms. Bailo, Mr. Brand, Mr. Peru, Ms. Powers, Mr. Quintana, Ms. Robeson and Mr. Sullivan their respective equity retainer of 3,621 shares of our common stock on May 27, 2022, after such director’s election to the Board on May 27, 2022. Ms. Powers elected to have her 2022 cash retainer paid in shares of our common stock, which resulted in a grant on May 27, 2022, of 1,811 additional shares of our common stock under our Equity Plan. We issued to Mr. Sullivan an additional 2,313 shares of our common stock on May 27, 2022, for serving as the non-executive Chairman of the Board. These stock awards are for the annual service period from May 27, 2022, through May 26, 2023. The shares became unrestricted on December 31, 2022. The value of the stock awards represents the grant date fair value.
(2)    The grant date fair value of each share of our common stock issued to non-employee directors over their past two years of service to us is set forth in the following table and is computed in accordance with FASB ASC Topic 718, based on the grant date fair value. There were no forfeitures by directors during fiscal year 2022.

Grant Date	Shares	Value	Grantee
5/27/2022	3,621	$180,036	Bailo, Brand, Peru, Quintana, Robeson
5/27/2022	5,432	$270,079	Powers
5/27/2022	5,934	$295,038	Sullivan
5/28/2021	8,041	$160,016	Brand, Peru, Quintana, Robeson
5/28/2021	12,564	$250,024	Bailo
5/28/2021	13,067	$260,033	Sullivan
11/22/2021	2,715	$81,993	Powers
(3)    As of December 31, 2022, the restrictions on the shares granted to our non-employee directors during 2022 expired.
(4)    For the year ended December 31, 2022, no stock options were issued to directors, nor have any stock options been issued to the directors since December 2004. As of December 31, 2022, the non-employee directors do not hold any outstanding stock options.
(5)    The amounts in this column represent matching charitable contributions made on the behalf of Ms. Bailo and Messrs. Brand, Quintana, and Sullivan for the year 2022 under our matching charitable gift program.

PROPOSAL 3—ADVISORY VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTES

In accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), we are asking stockholders to vote on whether they would prefer future advisory votes on executive compensation to occur every year, every two years or every three years. After careful consideration of the frequency alternatives, the Board of Directors believes that conducting an advisory vote on executive compensation every year is appropriate for the Company and its stockholders at this time. We have conducted an advisory vote on executive compensation on an annual basis since 2011.

You may cast your vote on your preferred voting frequency by choosing one of the following options—one year, two years, three years, or abstain—on the proxy card when you vote in response to the resolution set forth below:

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast on this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve, on an advisory basis, the compensation of the Company's named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company's 2023 Annual Meeting of Stockholders.”

The Board and the Compensation Committee will review and consider the vote when making future determinations as to the frequency of the advisory "say-on-pay" vote. However, because this advisory vote on frequency is non-binding, the Board may decide that it is in the Company's and its stockholders' best interests to hold an advisory vote on executive compensation more or less frequently than the option selected by stockholders.

☑	Our Board recommends voting “ONE YEAR” as the frequency of executive compensation advisory votes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Common Stock
The following table shows beneficial ownership of shares of our common stock as known to us as of March 24, 2023, by all beneficial owners of more than five percent of the outstanding shares of our common stock, by each director, director nominee, and named executive officer, and all directors and executive officers as a group. Restricted stock units and performance share units are not included in this table as no actual shares have been issued with respect to our outstanding restricted stock units and performance share units. A supplemental table has been included later in this section describing the number of restricted stock units and performance share units owned by the individuals described below. Except as otherwise indicated, the address for each of the named security holders is 1700 Lincoln Street, Suite 3200, Denver, Colorado 80203.

Name of Beneficial Owner	Shares Beneficially Owned	Percent Beneficially Owned(1)
Name and Address of Stockholders Owning More Than 5%
BlackRock Inc.(2)	20,555,732	17%
55 East 52nd Street
New York, NY 10055
The Vanguard Group, Inc.(3)	15,599,887	12.9%
100 Vanguard Blvd.
Malvern, PA 19355
State Street Corporation(4)	6,677,641	5.5%
State Street Financial Center, One Lincoln Street
Boston, MA 02111
Name and Position of Directors, Director Nominees and Named Executive Officers
Carla J. Bailo, Director	88,457	*
Stephen R. Brand, Director	92,950	*
Ramiro G. Peru, Director	82,814	*
Anita M. Powers, Director	8,147	*
Julio M. Quintana, Director	121,944	*
Rose M. Robeson, Director	62,990	*
William D. Sullivan, Director	144,345	*
Herbert S. Vogel, President, Chief Executive Officer and Director	406,063	*
A. Wade Pursell, Executive Vice President and Chief Financial Officer	356,974	*
David W. Copeland, Executive Vice President and General Counsel	228,543	*
Mary Ellen Lutey, Senior Vice President - Exploration, Development and EHS	156,819	*
Lehman E. Newton, III, Senior Vice President - Operations	158,551	*
All executive officers and directors as a group (14 persons)	1,714,406	1.4%
____________________________
* Less than 1 percent.
(1)    Based on an aggregate of 120,517,918 shares of outstanding common stock as of March 24, 2023.
(2)    According to a Statement on Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on January 23, 2023, by reason of advisory and other relationships with persons who own shares of our common stock, BlackRock may be deemed to be the beneficial owner of a total of 20,555,732 shares, with shared voting power as to zero shares, shared dispositive power as to zero shares, sole voting power as to 20,264,533 shares and sole dispositive power as to 20,555,732 shares.
(3)    According to a Statement on Schedule 13G/A filed by The Vanguard Group Inc. (“Vanguard”) on February 9, 2023, by reason of advisory and other relationships with persons who own shares of our common stock, Vanguard may be deemed to be the beneficial owner of a total of 15,599,887 shares, with shared voting power as to 237,072 shares, shared dispositive power as to 345,377 shares, sole voting power as to zero shares and sole dispositive power as to 15,254,510 shares.
(4)    According to a Statement on Schedule 13G/A filed by State Street Corporation together with certain of its affiliates (“State Street”) on February 10, 2023, State Street may be deemed to be the beneficial owner of a total of 6,677,641 shares, with shared voting power as to 6,568,269 shares, shared dispositive power as to 6,677,641 shares, sole voting power as to zero shares and sole dispositive power as to zero shares.

Section 16(a) Beneficial Ownership Reporting Compliance
Pursuant to Section 16(a) of the Exchange Act, the Company’s executive officers, Directors, and all persons who own more than 10 percent of a registered class of the Company’s equity securities must file reports of ownership and ownership changes with the SEC. All requisite Section 16(a) filings were timely filed in 2022, with the exception of Mr. Quintana’s November 22, 2022 Form 4, which documented a sale of shares made by Mr. Quintana on October 21, 2022, pursuant to a Rule 10b5-1 trading plan. The Rule 10b5-1 trading plan was adopted by Mr. Quintana on September 15, 2022.
Restricted Stock Units and Performance Share Units
Restricted stock units represent the right to receive shares of our common stock to be delivered upon settlement, subject to risk of forfeiture and cancellation. The holders of RSUs do not have voting rights, nor are they entitled to receive any cash dividends and other distributions paid in cash on our common stock. The RSU awards vest pursuant to dates established by their corresponding Restricted Stock Unit Award Agreements.
Performance share units represent the right to receive, upon settlement of the PSUs after the completion of a three-year performance period, a number of shares of our common stock that may be from zero to two hundred percent of the number of PSUs granted on the award date, depending on the extent to which we have achieved our performance goals and the extent to which the PSUs have vested. The holders of PSUs do not have voting rights, nor are they entitled to receive any cash dividends or other distributions paid in cash on our common stock.
The following table shows the number of RSUs and PSUs owned by each of the directors, our named executive officers and all directors and executive officers as a group, as of March 24, 2023.

Name	Total Restricted Stock Units	Total Performance Share Units	Total Vested Performance Share Units(1)
Carla J. Bailo	—	—	—
Stephen R. Brand	—	—	—
Julio M. Quintana	—	—	—
Ramiro G. Peru	—	—	—
Anita M. Powers	—	—	—
Rose M. Robeson	—	—	—
William D. Sullivan	—	—	—
Herbert S. Vogel	160,406	101,229	—
A. Wade Pursell	85,548	40,304	—
David W. Copeland	46,606	23,433	—
Mary Ellen Lutey	54,700	26,246	—
Lehman E. Newton III	25,064	12,185	—
All Executive Officers and Directors (14 persons)	362,180	190,837	—
____________________________
(1)    PSUs granted on July 1, 2022, will not vest until July 1, 2025. The amounts shown reflect the vested portion of the PSUs owned by each director, named executive officer and all directors and executive officers as a group. The actual number of shares of our common stock issued to settle the PSUs at the end of the performance period may vary from zero to two hundred percent of the number of PSUs indicated, depending on the extent to which we have achieved our performance goals.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is appointed by our Board of Directors to assist the Board in fulfilling its oversight responsibilities with respect to (a) the integrity of SM Energy Company’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (b) the qualifications, independence, and performance of SM Energy Company’s independent registered public accounting firm, (c) the performance of SM Energy Company’s internal audit function, and (d) other matters as set forth in the charter of the Audit Committee approved by the Board.
Management is responsible for SM Energy Company’s financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. Ernst & Young LLP, our independent registered public accounting firm for the year ended December 31, 2022, was responsible for performing an independent audit of SM Energy Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of SM Energy Company for the year ended December 31, 2022. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 16, Communication with Audit Committees, including critical audit matters arising from the current period audit, as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements of SM Energy Company be included in SM Energy Company’s 2022 Annual Report.
Respectfully submitted by the Audit Committee of the Board of Directors,
Ramiro G. Peru, Chair
Carla J. Bailo
Anita M. Powers

Audit Committee Pre-Approval Policy and Procedures
The charter of the Audit Committee provides that the Audit Committee shall approve the fees and any other significant compensation to be paid to the independent registered public accounting firm, and shall approve in advance any non-audit services to be performed by the independent registered public accounting firm. Such pre-approval requirement for non-audit services may be waived only if the non-audit services meet a de minimis exception allowed by law. Accordingly, it is the Audit Committee’s policy that, prior to the engagement of the independent registered public accounting firm, the Audit Committee shall review and pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm (including the related fees and other terms of such services). The Audit Committee establishes a process for evaluating the independent auditor on an annual basis. That evaluation includes several factors related to the independent auditor, including qualifications and expertise, past performance, obtaining an annual assessment from the Company’s management, and appropriateness of fees. The Audit Committee also considers its interactions with the independent auditor over the course of the year and the results of any PCAOB inspection.
In connection with this policy, the following procedures are followed: (a) if applicable, each year the Audit Committee reviews and pre-approves a schedule of services and estimated fees for proposed audit and non-audit services to be provided by the independent registered public accounting firm during the next annual audit cycle, which schedule is detailed as to the particular services to be performed by the independent registered public accounting firm; (b) actual amounts paid to the independent registered public accounting firm are monitored by financial management of our Company, which are reviewed, negotiated, and approved by the Audit Committee; (c) any services proposed to be provided by the independent registered public accounting firm and the related fees that have not been pre-approved during the annual review by the Audit Committee must be pre-approved by the Audit Committee in advance of any work performed; and (d) incremental fees for previously approved services that are expected to exceed the previously approved fee estimate must also be pre-approved by the Audit Committee.
2022 Annual Report
We filed our 2022 Annual Report with the SEC on February 23, 2023. Our 2022 Annual Report is being made available to our stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a stockholder, we will mail, without charge, a copy of the Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests may be made by writing to our Corporate Secretary at 1700 Lincoln Street, Suite 3200, Denver, Colorado 80203.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the knowledge of management, neither Ernst & Young LLP nor any of its members had any direct or material indirect financial interest in our Company or any connection with our Company in any capacity other than as our independent registered public accounting firm for the years ended December 31, 2022, and 2021.
We incurred the following fees for the audit of the consolidated financial statements and for other services related to the last two fiscal years. All services and fees, including tax service fees, were pre-approved by the Audit Committee.

	2022	2021
Audit Fees(1)	$1,277,000	$1,227,000
Audit Related Fees	$—	$—
Tax Fees(2)	$15,000	$15,000
All Other Fees	$—	$—
Total Fees	$1,292,000	$1,242,000
____________________________
(1)    Includes fees associated with (i) the audit of our annual financial statements and review of our quarterly financial statements, (ii) the audit of internal control over financial reporting, (iii) reviews of registration statements, unregistered securities transactions and related consents and comfort letters, and (iv) services rendered in connection with other statutory and regulatory filings.
(2)    Includes basic tax compliance services and assistance with technical research.
The Audit Committee concluded that the provision of the non-audit services, such as tax services, does not compromise Ernst & Young LLP’s independence.

PROPOSAL 4 — RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our stockholders are being asked to ratify the appointment by the Audit Committee of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for 2023. EY has served as our independent registered public accounting firm since 2013, and the Audit Committee plans to engage EY to perform the audit of our financial statements as of and for the year ending December 31, 2023.
The Audit Committee is solely responsible for selecting our independent auditors. Although stockholder ratification of the appointment of EY is not required by law or our organizational documents, our Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If our stockholders do not ratify the appointment of EY, the Audit Committee will consider whether to engage another independent registered public accounting firm, but will not be obligated to do so. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.
A representative of EY is expected to participate in the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

☑	Our Board recommends voting “FOR” the ratification of the appointment of Ernst and Young LLP as our independent registered public accounting firm for 2023.

PROPOSAL 5 — APPROVAL OF AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS OF THE COMPANY AS PERMITTED BY AMENDMENTS TO DELAWARE LAW
Background of the Proposal
Exculpation provisions in corporate governing documents generally eliminate individual liability for monetary damages in direct claims of a breach of the duty of care. Our Restated Certificate of Incorporation (the “Certificate of Incorporation”) currently provides for the exculpation of directors but does not include a provision that allows for the exculpation of officers. Until August 1, 2022, the Delaware General Corporation Law (“DGCL”) limited exculpation to directors alone. However, recently enacted legislation in the State of Delaware permits Delaware corporations to include a provision in their certificates of incorporation to exculpate certain officers, consistent with Delaware corporations’ ability to exculpate directors, for personal liability for breach of the duty of care in certain actions. In light of this change to the DGCL, we are proposing to amend Article Fifteenth of our Certificate of Incorporation to provide for exculpation of certain of our officers from liability in specific circumstances, as now permitted by Delaware law. The new Delaware legislation only permits, and our proposed amendment would only permit, exculpation for direct claims (as opposed to derivative claims made by stockholders on behalf of the Company) and would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The rationale for limiting an officer’s scope of liability is to strike a balance between stockholders’ interest in accountability and their interest in the Company’s ability to attract and retain talented officers to work on our stockholders’ behalf.

Reasons for the Proposal
Addressing Rising Litigation and Insurance Costs for Stockholders

Prior to the DGCL amendment, stockholder plaintiffs have brought certain claims—which would otherwise be exculpated if brought against directors—against individual officers to avoid dismissal of such claims. The amendment of the DGCL was adopted in part to address rising litigation and insurance costs for stockholders that resulted from the inconsistent treatment under Delaware corporate law of exculpation of directors and officers. Accordingly, this amendment of our Certificate of Incorporation will more closely align the protections available to our officers with those currently available to our directors. In addition, we are not proposing this change to the Certificate of Incorporation in anticipation of any specific litigation confronting the Company; instead, we are proposing this change on a prospective basis to help mitigate potential future harm to the Company and its stockholders.
Enhanced Ability to Attract and Retain Officers

Our Board believes that enhancing our ability to retain and attract experienced officers is in the best interests of the Company, and we should seek to assure such persons that exculpation under certain circumstances is available. We believe that failing to adopt this proposal to amend our Certificate of Incorporation could impact our recruitment and retention of exceptional officer candidates who conclude that the potential exposure to liabilities, costs of defense, and other risks of proceedings exceeds the benefits of serving as an officer of the Company. The protections provided by this amendment have long been available to directors, and the Board believes that aligning these protections are in the best interests of the Company.
Accordingly, in response to the benefits we believe would accrue to the Company and our stockholders in the form of an enhanced ability to attract and retain talented officers and address rising litigation and insurance costs for stockholders, the Board recommends that our stockholders approve the amendment of our Certificate of Incorporation to limit the liability of certain officers of the Company as permitted under Delaware law.
The Proposal
Pursuant to the rationales laid out above, we ask our stockholders to vote on the following resolution:
“RESOLVED, that the Company’s stockholders approve an amendment to the Company’s Restated Certificate of Incorporation to amend and restate Article Fifteenth, which shall read in its entirety as follows:
FIFTEENTH: (a) A Director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except that this Article FIFTEENTH shall not eliminate or limit a Director’s or officer’s liability to the extent such elimination or limitation is not permitted under Section 102(b)(7) of the Delaware General Corporation Law or (i) for any breach of the Director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, (iv) for any transaction from which the Director or officer derived an improper personal benefit, or (v) for any officer, in any action by or in the right of the Corporation. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article FIFTEENTH to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a Director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.
(b) Any repeal or modification of this Article FIFTEENTH shall not increase the personal liability of any Director or officer of the Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a Director or officer of the Corporation existing at the time of such repeal or modification.
(c) The provisions of this Article FIFTEENTH shall not be deemed to limit or preclude indemnification of a Director or officer by the Corporation for any liability of a Director or officer which has not been eliminated by the provisions of this Article FIFTEENTH.”

☑
Our Board recommends voting “FOR” approval of amendment to our restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by amendments to Delaware law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures on Transactions with Related Persons
Our Related Person Transactions Policy sets forth the policies and procedures for the Audit Committee’s review of any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or series of similar transactions, arrangements, or relationships in which (a) we are a participant, (b) the aggregate amount involved will or may be expected to exceed $120,000 per annum, and (c) a related person has or will have a direct or indirect material interest. For purposes of our Related Person Transactions Policy, a “related person” means (i) any of our directors, executive officers, or nominees for director, (ii) any stockholder that beneficially owns more than five percent of our outstanding shares of common stock, and (iii) any immediate family member of any of the foregoing. The Audit Committee approves or ratifies only those transactions that it determines in good faith are in, or are not inconsistent with, our best interests and the best interests of our stockholders.
In determining whether to approve or ratify a transaction with a related person, the Audit Committee takes into account the factors it deems appropriate, which may include, among others, the benefits to us, the availability of other sources for comparable products or services, the impact on a director’s independence in the event the related person is a director, and the extent of the related person’s interest in the transaction. The Audit Committee reviews and assesses ongoing relationships with a related person on at least an annual basis to ensure that they are in compliance with the policy and remain appropriate.
In addition, our By-Laws provide that a director, officer, or employee of our Company may not pursue for his or her own account a business or investment opportunity that he or she learned about through his or her affiliation with us. These restrictions do not apply to the acquisition of less than 1 percent of the publicly traded stock of another company.
Transactions with Related Persons
We recognize that transactions with related persons may raise questions among stockholders regarding whether those transactions are consistent with our best interests and the best interests of our stockholders. It is our policy to enter into or ratify such transactions only when our Board, acting through the Audit Committee or as otherwise described herein, determines that the transaction in question is in, or is not inconsistent with, our best interests and the best interests of our stockholders. Such transactions include, but are not limited to, situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternate sources, or when we obtain products or services from, or provide products or services to, related persons on an arm’s length basis on terms comparable to those obtained from or provided to unrelated third parties or on terms comparable to those obtained from or provided to employees generally. With the exception of the transaction described in the following paragraph, which was approved by our Audit Committee, we had no transactions that required approval under our Related Person Transactions Policy.
Dean Lutey, the spouse of Ms. Mary Ellen Lutey, our Senior Vice President—Exploration, Development and EHS, joined the Company in 2008. Mr. Lutey was appointed Vice President—Chief Information Officer in April 2021. Prior to this appointment, Mr. Lutey served as the Company’s Vice President—Information Technology since May 2013. During the fiscal year ended December 31, 2022, Mr. Lutey earned total compensation of $756,173 which included his base salary, annual bonus, LTIP awards, benefits under our qualified and non-qualified benefit plans, and matching contributions by the Company under its 401(k) Profit Sharing Plan and Non-Qualified Deferred Compensation Plan. Mr. Lutey also participated in the Company’s benefit programs for its employees.
Compensation Committee Interlocks and Insider Participation
None of the directors who served on the Compensation Committee during fiscal year 2022 has ever served as one of our officers or employees. During fiscal year 2022, there were no Compensation Committee interlocks.

VOTING, ATTENDANCE, AND OTHER MATTERS

Who Can Vote
Only stockholders of record at the close of business on the Record Date, April 3, 2023, are entitled to receive notice of the Annual Meeting and to vote shares of our common stock held on that date. As of April 3, 2023, there were ____ shares of our common stock issued and outstanding. Holders of our common stock are entitled to one vote per share and are not allowed to cumulate votes in the election of directors.
Quorum
A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if stockholders holding one-third of our outstanding shares of common stock are present at the Annual Meeting being conducted via live audio webcast, or by proxy. Abstentions and broker non-votes (as described below) count as present for establishing a quorum. Shares held by us as treasury shares are not entitled to vote and do not count toward a quorum. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.
How to Vote
Stockholder of Record. Stockholders whose shares are registered in their own name may vote via the Internet, by telephone or by mailing a completed proxy card. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, you must sign, date and return the enclosed proxy card in the enclosed prepaid and addressed envelope, and your shares will be voted at the Annual Meeting in the manner you direct. In the event no directions are specified in a proxy, such proxy will be voted as follows:
•FOR the election of the eight nominees named in this Proxy Statement under the caption “Proposal 1—Election of Directors”;
•FOR the advisory approval of the compensation of our named executive officers;
•ONE YEAR as the frequency of future advisory votes regarding the compensation of our named executive officers;

•FOR the ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2023;

•FOR the approval of an amendment to our Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation; and
•in the discretion of the proxy holders named on the proxy card as to any other matter that may properly come before the Annual Meeting, or any adjournment(s) or postponement(s) thereof.
Street Name Stockholder. If your shares are registered in the name of a bank, broker or other nominee and you have not elected to receive your proxy materials electronically, you may nevertheless be eligible to vote your shares via the Internet or by telephone rather than by mailing a completed voting instruction card provided by your bank, broker or other nominee. Please check the voting instruction card provided by your bank, broker or other nominee for availability and instructions.

If you hold shares in BOTH street name and as a stockholder of record, YOU MUST VOTE SEPARATELY for each set of shares.

Differences Between Stockholders of Record and Street Name Holders
Most stockholders hold their shares through a bank, broker or other nominee (that is, in “street name”) rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.
•Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, Inc., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly or to vote through the internet at the virtual Annual Meeting.
•Street Name Stockholder. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to participate in the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares through the internet at the virtual Annual Meeting unless you obtain a legal proxy from the record holder giving you the right to vote the shares.
Participating in the Virtual Annual Meeting
In order to access the virtual Annual Meeting, you must (a) have beneficially owned shares of our common stock on April 3, 2023, and (b) register at http://www.viewproxy.com/sm-energy/2023/htype.asp by 11:59 p.m. (EDT) on May 24, 2023. You will need to enter your name, phone number, and email address. After registering, and prior to the Annual Meeting, you will receive a meeting invitation by email with a unique link and a password to join the Annual Meeting. You will be able to listen, vote, and submit questions during the virtual Annual Meeting. Instructions on how to participate via the internet, including how to demonstrate proof of share ownership, are posted at http://www.viewproxy.com/sm-energy/2023/htype.asp. Information on this website is not incorporated by reference into this Proxy Statement and should not be considered part of this document.
Annual Meeting Webcast
A webcast replay of the Annual Meeting will also be archived on our Investor Relations website, http://ir.sm-energy.com, until June 25, 2023.
Submitting Questions at the Annual Meeting
Our stockholders may submit a question during registration at http://www.viewproxy.com/sm-energy/2023/htype.asp or during the virtual meeting by typing your question into the questions and comments section of the virtual Annual Meeting interface. If your question is proper and is submitted during the relevant portion of the meeting agenda, our Chairman or CEO, or other representative, as appropriate, intends to respond to your question during the live webcast. Questions on similar topics may be combined and answered together.
If the Virtual Annual Meeting Experiences Technical Difficulties
If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), our Chairman will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via http://www.viewproxy.com/sm-energy/2023.
There will be technicians available to assist with any technical difficulties you may have accessing the Annual Meeting live audio webcast. Please be sure to check in at least 30 minutes prior to the start of the Annual Meeting, so we may try to address any technical difficulties before the Annual Meeting live audio webcast begins. If you encounter any difficulties accessing the Annual Meeting live audio webcast during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call 866-612-8937.

Voting Requirements; Vote Treatment
If you hold your shares in street name, you will receive instructions from your bank, broker or other nominee describing how to vote your shares. If you do not instruct your bank, broker or other nominee how to vote your shares, it may vote your shares as it decides as to each routine matter for which it has discretionary authority under the rules of the NYSE.
There are also non-discretionary matters for which banks, brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a bank, broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the bank, broker or other nominee should vote your shares, and the bank, broker or other nominee indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results. Broker non-votes will be counted as present at the meeting for purposes of determining a quorum, but will not be entitled to vote with respect to non-discretionary matters.
Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which stockholders are voting.
If your shares are held in street name and you do not give voting instructions, pursuant to Rule 452 of the NYSE, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of Directors), Proposal 2 (Advisory Vote on Executive Compensation), Proposal 3 (Advisory Vote on the
Frequency of Executive Compensation Advisory Votes), and Proposal 5 (Approval of an Amendment to our Restated Certificate of Incorporation to Allow for Officer Exculpation) and your shares will be considered “broker non-votes” with respect to these proposals; but will nevertheless be entitled to vote your shares with respect to Proposal 4 (Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2023) in the discretion of the record holder.
•Proposal 1 (Election of Directors): Our By-Laws provide that the election of directors will be decided by the vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares “entitled to vote” on the election of directors and will have the same effect as a vote “Against” a director. Broker non-votes will have no effect on the outcome of the vote for directors.
•Proposal 2 (Advisory Vote on Executive Compensation): Approval of this proposal requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. While this vote is required by law, it is not binding, will not create or imply any change in the fiduciary duties of, nor impose any additional fiduciary duty on, us or our Board. However, the Compensation Committee of our Board will take into account the outcome of the vote when considering future executive compensation decisions.
•Proposal 3 (Advisory Vote on the Frequency of Executive Compensation Advisory Votes): Approval of this proposal requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares "entitled to vote" on this proposal and will have the same effect as a vote "Against" the proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. While this vote is required by law, it is not binding, will not create or imply any change in the fiduciary duties of, nor impose any additional fiduciary duty on, us or our Board. However, the Compensation Committee of our Board will take into account the outcome of the vote when considering future executive compensation decisions.
•Proposal 4 (Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2023): Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual

Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” the proposal. Brokers will have discretionary authority to vote on this proposal.
•Proposal 5 (Approval of an Amendment to our Restated Certificate of Incorporation to Allow for Officer Exculpation): Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares. Because adoption and approval of the proposal requires a majority of the outstanding shares, an abstention or broker non-vote with respect to this proposal will have the same effect as a vote “Against” the proposal.
Stockholders Sharing the Same Address
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice of Internet Availability, 2022 Annual Report, and Proxy Statement until such time as one or more of these stockholders notify us that they want to receive separate copies. This procedure reduces our printing costs and postage fees. Stockholders who participate in householding will continue to have access to and may utilize separate proxy voting instructions.
If you receive a single set of proxy materials as a result of householding and you would like to receive a separate copy of our Notice of Internet Availability, 2022 Annual Report, or Proxy Statement, please submit a request to our Corporate Secretary, Andrew T. Fiske, at 1700 Lincoln St., Suite 3200, Denver, CO 80203, or call (303) 837-2464, and we will promptly send such materials to you at no cost. You may also contact our Corporate Secretary at the address and phone number above if you receive multiple copies of our proxy materials and you would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings. Beneficial owners can request information about householding from their bank, broker, or other nominee.
Revoking a Proxy
If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:
•submitting a new proxy with a later date either signed and returned by mail or transmitted using the telephone or Internet voting procedures before the Annual Meeting;
•voting by Internet while participating in the virtual Annual Meeting (participating in the Annual Meeting by internet does not revoke your proxy unless you vote by Internet during the virtual Annual Meeting); or
•filing a written revocation before the Annual Meeting with our Corporate Secretary at our principal executive offices, which are located at 1700 Lincoln St., Suite 3200, Denver, CO 80203.
If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or other nominee in accordance with your nominee’s procedures.
Payment of Proxy Solicitation Costs
We will pay all costs of soliciting proxies. We have retained Alliance Advisors, LLC to assist in the solicitation of proxies for total fees of $9,500, plus reimbursement of reasonable out-of-pocket expenses. The solicitation may be made personally or by mail, facsimile, telephone, messenger, electronic mail or via the Internet. In addition, our officers, directors, and employees may solicit proxies in person, by telephone, or by other electronic means of communication. Such directors, officers and employees will not be compensated for soliciting the proxies but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of our common stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners.

Stockholder Proposals for the 2024 Annual Meeting of Stockholders
Stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2024 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. Rule 14a-8 addresses when we must include a stockholder proposal in our proxy materials, including eligibility and procedural requirements that apply to the proponent. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary no later than December 15, 2023.
In addition to the requirements of Rule 14a-8, all stockholder proposals (including any director nomination) must comply with the notice requirements contained in our By-Laws, which requires, among other things, detailed information concerning the stockholder making the proposal (and the beneficial owner on whose behalf the proposal is made, if any), the name and address of the stockholder, specific information concerning such stockholder’s interests in our securities and a commitment by any proposed director nominee to serve the full term if nominated and elected. In addition, the notice must include the recommended director nominee’s name, biographical data, qualifications, details regarding any material monetary agreements between the stockholder and the proposed nominee and a written questionnaire completed by the proposed nominee. In order for a nomination of persons for election to our Board or a proposal of business to be properly brought before the 2024 Annual Meeting of Stockholders, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of our Board or by a stockholder entitled to vote and who complies with the notice procedures set forth in our By-Laws. A stockholder making a nomination for election to our Board or a proposal of business for the 2024 Annual Meeting of Stockholders must deliver proper notice to our Corporate Secretary not earlier than the close of business on the 120th day prior to the first anniversary of the date of the 2023 Annual Meeting nor later than the close of business on the 90th day prior to the first anniversary of the 2023 Annual Meeting. In other words, for a stockholder nomination for election to our Board or a proposal of business to be considered at the 2024 Annual Meeting of Stockholders, it should be properly submitted to our Corporate Secretary no earlier than January 26, 2024, and no later than February 25, 2024. If the date of our 2024 Annual Meeting of Stockholders changes by more than 30 days before or after May 25, 2024, then stockholder nominations and proposals must be received not earlier than the close of business on the 120th day prior to the date of the 2024 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the date of the 2024 Annual Meeting of Stockholders or, if the first public announcement of the date of the 2024 Annual Meeting of Stockholders is less than 100 days prior to the date of the meeting, the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting of Stockholders is first made by us. In addition to satisfying the requirements under our By-Laws with respect to advance notice of any director nomination, any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 must provide the required notice of intent to solicit proxies to the Corporate Secretary no later than 60 calendar days prior to the first anniversary of the date of the 2023 Annual Meeting (no later than March 26, 2024 for the 2024 Annual Meeting of Stockholders). For additional information about stockholder nominations and proposals, see “Corporate Governance—Director Nominations and Qualifications.”
Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2024 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before February 28, 2024, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after February 28, 2024, and the matter nonetheless is permitted to be presented at the 2024 Annual Meeting of Stockholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.
Other Available Information
We make our Corporate Governance Guidelines; Financial Code of Ethics; Code of Business Conduct; and the charters of the Audit, Compensation, Executive, and Environmental, Social and Governance Committees

available through the Governance section of our website at www.sm-energy.com. These documents will be furnished in print to any stockholder upon request. Information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this document.
Management does not know of any matters to be brought before the Annual Meeting other than the election of directors, the advisory vote to approve the compensation of our named executive officers, the advisory vote on the frequency of executive compensation advisory votes, the ratification of the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2023, and the proposal to amend our Restated Certificate of Incorporation to allow for officer exculpation. If any other matters not mentioned in this Proxy Statement are properly brought before the Annual Meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.
Our website at www.sm-energy.com includes much of this information, along with other general information about our operations, community activities and stakeholder relations. Any remaining questions regarding our operations or financial position can be directed to our Investor Relations Department at ir@sm-energy.com. Whether or not you intend to participate in the Annual Meeting, we urge you to submit your proxy promptly.

By Order of the Board of Directors,

Andrew T. Fiske Deputy General Counsel and Corporate Secretary
April __, 2023

SM Energy Company
1700 Lincoln Street, Suite 3200, Denver, Colorado 80203
This proxy is solicited on behalf of the Board of Directors for the
Annual Meeting of Stockholders to be held on May 25, 2023.

The undersigned hereby appoints A. Wade Pursell, James B. Lebeck, and Andrew T. Fiske, or any of them, each with the power to appoint his substitute, as proxies for the undersigned to vote all shares of SM Energy Company common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 25, 2023, and at any reconvened meeting after any adjournment thereof, as directed on the matters referred to on the reverse side and at their discretion on any other matters that may properly be presented at the meeting, including concerning any adjournment of the meeting.

The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at
http://www.viewproxy.com/sm-energy/2023/htype.asp by 11:59 PM ET on May 24, 2023. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmation. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the sections titled “Voting, Attendance, and Other Matters,” “Participating in the Annual Meeting” and “How to Vote.”

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If this proxy is properly executed but no voting direction is given, this proxy will be voted “FOR” all director nominees in Proposal 1, “FOR” Proposals 2, 4 and 5, and for “1 Year” on Proposal 3.

This proxy also confers discretionary authority to the proxies to vote on any other matters that may properly be presented at the meeting, including concerning any adjournment of the meeting. As of the date of the accompanying proxy statement, SM Energy Company’s management did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, including concerning any adjournment of the meeting, this proxy will be voted in accordance with the recommendations of SM Energy Company’s management.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
of Stockholders to be held May 25, 2023. The Notice of Meeting, Proxy Statement and our
2022 Annual Report are available at: http://www.viewproxy.com/sm-energy/2023

Using a black ink pen, mark your votes with an X as shown in this example. ☒
A. Proposals − The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2, 4 and 5, and for “1 Year” on 3.
1. The Board of Directors has nominated the below eight persons to stand for election as directors until the next annual meeting of stockholders. As of the date of the accompanying Proxy Statement, no one has been nominated to serve as director other than the nominees listed below.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 Carla J. Bailo	☐	☐	☐	04 Anita M. Powers	☐	☐	☐	07 William D. Sullivan	☐	☐	☐
02 Stephen R. Brand	☐	☐	☐	05 Julio M. Quintana	☐	☐	☐	08 Herbert S. Vogel	☐	☐	☐
03 Ramiro G. Peru	☐	☐	☐	06 Rose M. Robeson	☐	☐	☐

2.	To approve, on a non-binding advisory basis, the compensation philosophy, policies and procedures, and the compensation of our Company’s named executive officers, as disclosed in the accompanying Proxy Statement.	4.	To ratify the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2023.
	☐ FOR ☐ AGAINST ☐ ABSTAIN		☐ FOR ☐ AGAINST ☐ ABSTAIN

3	To approve, on a non-binding advisory basis, the frequency of stockholder votes on executive compensation.	5	To approve of an amendment of our Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.
	☐ 1 Year ☐ 2 Years ☐ 3 Years ☐ ABSTAIN		☐ FOR ☐ AGAINST ☐ ABSTAIN

VIRTUAL CONTROL NUMBER

B. Authorized Signatures − This section must be completed for your vote to be counted. − Date and Sign Below

Date
Signature
Signature
(Joint Owners)
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

VIRTUAL CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET	TELEPHONE	MAIL
Vote Your Proxy on the Internet: Go to www.AALvote.com/SM Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.